Exhibit 10.101

TERM LOAN AGREEMENT

by and among

KBSIII PRESTON COMMONS, LLC,

a Delaware limited liability company, and

KBSIII STERLING PLAZA, LLC,

a Delaware limited liability company,

KBSIII ONE WASHINGTONIAN, LLC,

a Delaware limited liability company,

as Borrowers,

and

BANK OF AMERICA, N.A.,

a national banking association,

as Lender,

with respect to

Preston Commons III Office Park, 8111, 8115 & 8117 Preston Road, Dallas, Texas,

Sterling Plaza IV Office Tower, 5949 Sherry Lane, Dallas, Texas, and

One Washingtonian Office Tower, 9801 Washingtonian Boulevard, Gaithersburg, Maryland

Term Loan Agreement

This Term Loan Agreement (this “Agreement”) is made as of the 19th day of June, 2013, by and among KBSIII PRESTON COMMONS, LLC, a Delaware limited liability company (“Preston Commons”), KBSIII STERLING PLAZA, LLC, a Delaware limited liability company (“Sterling Plaza”), and KBSIII ONE WASHINGTONIAN, LLC, a Delaware limited liability company (“One Washingtonian”; Preston Commons, Sterling Plaza and One Washingtonian shall be hereinafter referred to, individually, as a “Borrower” and, collectively, as “Borrowers”), and BANK OF AMERICA, N.A., a national banking association (“Lender”).

Recitals

Borrowers have applied to Lender for a loan for the purpose of financing the acquisition of the real property that will serve as security for the Loan (as defined below), and to pay or reimburse Borrowers for certain other costs and expenses, including costs of tenant improvements and leasing commissions. Lender has agreed to make the loan on the terms and conditions set forth in this Agreement and in the other documents evidencing and securing the loan.

Now, therefore, in consideration of the premises, and in further consideration of the mutual covenants and agreements herein set forth, the parties covenant and agree as follows:

Agreements

Article I

General Information.

Section 1.1       Conditions to Closing.

The conditions precedent to closing the Loan and recording the Security Instruments are set forth in the Closing Checklist.

Section 1.2       Schedules.

The Schedules attached to this Agreement are incorporated herein and made a part hereof.

Section 1.3       Defined Terms.

Capitalized terms in this Agreement shall have the meanings ascribed to such terms in the Preamble hereto and in Schedule 1.

Article II

Terms of the Loan.

Section 2.1       The Loan.

Borrowers agree to borrow the Loan from Lender, and Lender agrees to lend the Loan to Borrowers, subject to the terms and conditions herein set forth, in an amount not to exceed the Loan Amount. Interest shall accrue and be payable in arrears only on sums advanced hereunder for the period of time outstanding. The Loan is not a revolving loan; amounts repaid may not be re-borrowed.

Section 2.2       Initial Advance.

At closing, Lender shall advance Loan proceeds in the amount of One Hundred Sixty-One Million Nine Hundred Sixty Thousand Dollars ($161,960,000) as follows:

(a)         First, to Lender, the sum of Eight Hundred Seventy-Five Thousand Seven Hundred Sixty-Two and 50/100 Dollars ($875,762.50) which represents disbursements for the following items:

General Closing Costs	$853,800.00
Appraisal Fee	$21,962.50

TOTAL	$875,762.50

(b)         Second, to Commonwealth Land Title Insurance Company (“Title Company”), an amount equal to One Hundred Sixty-One Million Eighty Four Thousand Two Hundred Thirty-Seven and 50/100 Dollars ($161,084,237.50) (i) to pay Lender’s legal fees in connection with this Loan and all of Title Company’s costs and expenses in connection with the closing of the Loan, including those which may be incurred for issuing the title policies and endorsements, escrow fees, photocopying, recording and filing fees, mortgage taxes, title company services and all other such fees, charges and taxes, and (ii) to pay a portion of the purchase price of the Property pursuant to Borrowers’ separate written instructions. With respect to the Loan proceeds to be disbursed in accordance with this Section 2.2(b), Borrowers hereby direct Lender to disburse (A) $64,285,206.25 into the escrow established in connection with the Preston Property, (B) $40,938,156.25 into the escrow established in connection with the Sterling Plaza Property, and (C) $55,860,875.00 into the escrow established in connection with the One Washingtonian Property.

Section 2.3         Holdback for Tenant Improvements and Leasing Commissions.

At closing, Lender will establish the TILC Holdback. Lender will advance the TILC Holdback funds in accordance with the terms and conditions of Schedule 2, to pay or reimburse Borrowers for costs and expenses incurred by a Borrower for Tenant Improvements and Leasing Commissions.

Section 2.4         Automatic Deduction.

(a)         Throughout the term of the Loan, Borrowers shall maintain the Checking Account in good standing with Lender. Each Borrower hereby grants to Lender a security interest in the Checking Account for the purpose of securing the Obligations.

(b)         Each Borrower agrees that monthly payments on the Note will be deducted automatically on their due dates from the Checking Account (or such other account designated by Borrowers). Lender is hereby authorized to apply the amounts so debited to Borrower’s obligations under the Loan. Notwithstanding the foregoing, Lender will not automatically deduct the principal payment at maturity from the Checking Account (or such other account designated by Borrowers).

(c)         Lender will debit the Checking Account (or such other account designated by Borrowers) on the dates the payments become due. If a due date does not fall on a Banking Day, Lender will debit the Checking Account (or such other account designated by Borrowers) on the first Banking Day following the due date.

(d)         Borrowers shall maintain sufficient funds in the Checking Account (or such other account designated by Borrowers) on the dates Lender enters debits authorized by this Agreement. If there are insufficient funds in the Checking Account (or such other account designated by Borrowers) on the date

Lender enters any debit authorized by this Agreement, without limiting Lender’s other remedies in such an event, the debit will be reversed in whole or in part, in Lender’s sole and absolute discretion, and such amount not debited shall be deemed to be unpaid and shall be immediately due and payable in accordance with the terms of the Note.

Section 2.5    Liability of Lender.

Lender shall in no event be responsible or liable to any Person other than Borrowers for the disbursement of or failure to disburse the Loan proceeds or any part thereof and no Person other than Borrowers shall have any right or claim against Lender under this Agreement or the other Loan Documents.

Section 2.6    Releases and Reconveyances.

(a)        At the request of a Borrower, which request shall be delivered to Lender in writing not less than thirty (30) days prior to the date of any proposed release or reconveyance, Lender shall promptly issue a release or reconveyance (as applicable) from the lien of a Security Instrument the entirety of the Property encumbered thereby so long as all of the following conditions are satisfied at the time of, and with respect to, the release or reconveyance:

(i)        No Default or Event of Default has occurred and is continuing.

(ii)       Lender has been paid, in immediately available funds, the cost of preparing and delivering the release or reconveyance and of any title insurance endorsements reasonably required by Lender (to the extent available), and Lender has been paid, in immediately available funds (which funds may be Borrowers’ own funds and not necessarily proceeds from the sale or other transfer of the applicable Property), a release price (the “Property Release Price”) in an amount equal to the greater of (A) the Minimum Release Price for such Property, and (B) an amount sufficient to cause the Property that will remain subject to a Security Instrument after such release or reconveyance to satisfy each of the following requirements: (1) the Loan-to-Value Ratio of such remaining Property (based upon appraisals of such remaining Property which were prepared not more than twelve (12) months prior to the date of the release or reconveyance), assuming the Property Release Price has been applied to the outstanding principal balance of the Loan, shall be not more than sixty percent (60%), and (2) such remaining Property would, satisfy an Ongoing Debt Service Coverage Ratio, calculated retrospectively as of the then-most recent Test Date, of at least 1.35 to 1.00 and assuming the Property Release Price has been applied to the outstanding principal balance of the Loan.

(b)        Any Property Release Price received by Lender under this Section 2.6 shall be applied to reduce the outstanding principal balance of the Loan in a manner determined by Lender in its sole and absolute discretion. If Lender accepts any payment or issues any reconveyance, that shall not affect Borrowers’ obligation to repay all amounts which are owing under the Loan Documents or secured by a Security Instrument on the remaining Property which is not reconveyed. If Lender does not require satisfaction of all of the conditions described above before releasing any Property from the lien of a Security Instrument, that alone shall not be a waiver of such conditions with respect to the release of any additional Property, and Lender reserves the right to require their satisfaction in full before releasing any additional Property from the lien of a Security Instrument. Following the release of any Property from the lien of a Security Instrument, Lender’s commitment to advance any undisbursed funds then remaining in the TILC Holdback allocated to such Property as set forth in Schedule 2 attached hereto will be automatically cancelled, and no such funds shall be advanced to any Borrower for any purpose whatsoever.

(c)        Notwithstanding anything to the contrary in the Loan Documents, if after giving effect to the release of any Property the Borrower that was the owner of such released Property does not then own any other Property, then such Borrower shall be unconditionally and automatically released from any and all further liability under the Loan Documents (other than such liabilities which are expressly provided to survive the repayment of the Loan).

Article III

Representations and Warranties.

Each Borrower, for and on behalf of such Borrower (and not for or on behalf of any other Borrower), makes the following representations and warranties to Lender as of the date hereof and as of the date of each advance hereunder as to itself and the Property it owns:

Section 3.1    Organization, Power and Authority of Borrowers; Loan Documents.

Each Borrower (a) is a limited liability company duly organized, existing and in good standing under the laws of the state in which it is organized and is duly qualified to do business and in good standing in the state in which the Land of such Borrower is located (if different from the state of its formation) and in any other state where the nature of such Borrower’s business or property requires it to be qualified to do business, and (b) has the power, authority and legal right to own its property and carry on the business now being conducted by it and to engage in the transactions contemplated by the Loan Documents. The Loan Documents to which each Borrower is a party have been duly executed and delivered by such Borrower, and the execution and delivery of, and the carrying out of the transactions contemplated by, such Loan Documents, and the performance and observance of the terms and conditions thereof, have been duly authorized by all necessary organizational action by and on behalf of such Borrower. The Loan Documents to which each Borrower is a party constitute the valid and legally binding obligations of such Borrower and are fully enforceable against such Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by laws generally affecting the enforcement of creditors’ rights.

Section 3.2    Other Documents; Laws.

The execution and performance of the Loan Documents to which each Borrower is a party and the consummation of the transactions contemplated thereby will not conflict with, result in any breach of, or constitute a default under, the organizational documents of such Borrower, or any contract, agreement, document or other instrument to which such Borrower is a party or by which such Borrower or any of its properties may be bound or affected, and such actions do not and will not violate or contravene any Law to which such Borrower is subject.

Section 3.3    Taxes.

To each Borrower’s knowledge and belief, such Borrower has filed all federal, state, county and municipal Tax returns required to have been filed by such Borrower and has paid all Taxes which have become due pursuant to such returns or pursuant to any Tax assessments received by such Borrower.

Section 3.4    Legal Actions.

There are no material Claims or investigations by or before any court or Governmental Authority, with respect to which any Borrower has been served, or to the best of such Borrower’s knowledge and belief, threatened against or affecting such Borrower, such Borrower’s business or the Property of such

Borrower. No Borrower is in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority affecting such Borrower or the Property of such Borrower.

Section 3.5    Nature of Loan.

Each Borrower is a business or commercial organization. The Loan is being obtained solely for business or investment purposes, and will not be used for personal, family, household or agricultural purposes.

Section 3.6    Trade Names.

Each Borrower conducts its business solely under the name set forth in the Preamble to this Agreement and makes use of no trade names in connection therewith, unless such trade names have been previously disclosed to Lender in writing.

Section 3.7    Financial Statements.

The financial statements heretofore delivered by each Borrower and Guarantor to Lender are true and correct in all respects, have been prepared in accordance with sound accounting principles consistently applied, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof.

Section 3.8    No Material Adverse Change.

No material adverse change has occurred in the financial conditions reflected in the financial statements of any Borrower or Guarantor since the respective dates of such statements, and no material additional liabilities have been incurred by any Borrower since the dates of such statements other than the borrowings contemplated herein or as approved in writing by Lender.

Section 3.9    ERISA and Prohibited Transactions.

As of the date hereof and throughout the term of the Loan: (a) no Borrower is and will be (i) an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) a “governmental plan” within the meaning of Section 3(32) of ERISA, or (iii) a “plan” within the meaning of Section 4975(e) of the Code; (b) the assets of each Borrower do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in Section 2510.3-101 of Title 29 of the Code of Federal Regulations; (c) transactions by or with any Borrower are not and will not be subject to state statutes applicable to such Borrower regulating investments of fiduciaries with respect to governmental plans; and (d) no Borrower will engage in any transaction that would cause any Obligation or any action taken or to be taken hereunder (or the exercise by Lender of any of its rights under any of the Security Instruments or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Each Borrower agrees to deliver to Lender such certifications or other evidence of compliance with the provisions of this Section as Lender may from time to time request.

Section 3.10    Compliance with Laws and Zoning and Other Requirements; Encroachments.

To each Borrower’s knowledge and belief, such Borrower is in compliance with the requirements of all applicable Laws. To each Borrower’s knowledge and belief, the use of the Property of such Borrower complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Land. To each Borrower’s knowledge and belief, all use and other requirements of any Governmental

Authority having jurisdiction over the Property of such Borrower have been satisfied. To each Borrower’s knowledge and belief, no violation of any Law exists with respect to the Property of such Borrower. To each Borrower’s knowledge and belief, and except as may be disclosed in the Survey, the Improvements of such Borrower are constructed entirely on the Land of such Borrower and do not encroach upon any easement or right-of-way, or upon the land of others. To each Borrower’s knowledge and belief, (i) the Improvements of such Borrower comply with all applicable building restriction lines and set-backs, however established, and (ii) are in strict compliance with all applicable use or other restrictions and the provisions of all applicable agreements, declarations and covenants and all applicable zoning and subdivision ordinances and regulations.

Section 3.11    Certificates of Occupancy.

To each Borrower’s knowledge and belief, all certificates of occupancy and other permits and licenses necessary or required in connection with the use and occupancy of the Improvements of such Borrower have been validly issued.

Section 3.12    Utilities; Roads; Access.

To each Borrower’s knowledge and belief, all utility services necessary for the operation of the Improvements of such Borrower for their intended purposes have been fully installed, including telephone service, cable television, water supply, storm and sanitary sewer facilities, natural gas and electric facilities, including cabling for telephonic and data communication, and the capacity to send and receive wireless communication. To each Borrower’s knowledge and belief, all roads and other accesses necessary to serve the Land of such Borrower and Improvements of such Borrower have been completed, are serviceable in all weather, and where required by the appropriate Governmental Authority, have been dedicated to and formally accepted by such Governmental Authority.

Section 3.13    Other Liens.

Except for contracts for labor, materials and services furnished or to be furnished in connection with any construction at a Property, including any construction of tenant improvements, no Borrower has made any contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Property of such Borrower.

Section 3.14    No Defaults.

To each Borrower’s knowledge and belief, (i) there is no Default or Event of Default under any of the Loan Documents, and (ii) there is no default or event of default under any material contract, agreement or other document related to the construction or operation of the Improvements of such Borrower.

Section 3.15    Draw Requests.

As a condition to each draw request or other request for an advance hereunder and each receipt of the funds requested thereby, Borrowers’ representations and warranties set forth in this Agreement shall be true and correct as of the date of the draw request or other request for an advance and, unless Lender is notified to the contrary prior to the disbursement of the advance requested, will be so on the date of the disbursement.

Article IV

Affirmative Covenants and Agreements.

Each Borrower covenants as of the date hereof and until such time as all Obligations shall be paid and performed in full, that:

Section 4.1    Compliance with Laws; Use of Proceeds.

Each Borrower shall comply with all Laws and all orders, writs, injunctions, decrees and demands of any court or any Governmental Authority affecting such Borrower or the Property of such Borrower. Borrowers shall use all proceeds of the Loan for business purposes which are not in contravention of any Law or any Loan Document.

Section 4.2    Inspections; Cooperation.

Each Borrower shall permit representatives of Lender to enter upon the Land of such Borrower, to inspect the Improvements of such Borrower and any and all materials to be used in connection with any construction at the Property of such Borrower, including any construction of tenant improvements, to examine all detailed plans and shop drawings and similar materials as well as all books and records of such Borrower (regardless of where maintained) and all supporting vouchers and data and to make copies and extracts therefrom and to discuss the affairs, finances and accounts pertaining to the Loan and the Improvements of such Borrower with representatives of such Borrower. Each Borrower shall at all times cooperate and use commercially reasonable efforts to cause each and every one of its contractors, subcontractors and material suppliers to cooperate with the representatives of Lender in connection with or in aid of the performance of Lender’s functions under this Agreement. Except in the event of an emergency, Lender shall give a Borrower at least twenty-four hours’ notice by telephone in each instance before entering upon the Land of such Borrower and/or exercising any other rights granted in this Section.

Section 4.3    Payment and Performance of Contractual Obligations.

Subject to the terms of Section 5.1 of the Security Instruments, each Borrower shall perform in a timely manner all of its obligations under any and all contracts and agreements (in accordance with the terms thereof) related to any construction activities at the Property of such Borrower or the maintenance or operation of the Improvements of such Borrower, and such Borrower will pay before they become delinquent all bills for services or labor performed and materials supplied in connection with such construction, maintenance and/or operation. Within thirty (30) days after the filing of any mechanic’s lien or other lien or encumbrance against the Property of any Borrower, such Borrower will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as Lender’s security has been protected by the filing of a bond or otherwise in a manner reasonably satisfactory to Lender in its reasonable discretion, each Borrower shall have the right to contest in good faith any claim, lien or encumbrance, provided that such Borrower does so diligently and without prejudice to Lender or delay in completing construction of any tenant improvements.

Section 4.4    Insurance.

Each Borrower shall maintain the following insurance at its sole cost and expense:

(a)    Insurance against Casualty to the Property of such Borrower under a policy or policies covering such risks as are presently included in “special form” (also known as “all risk”) coverage, including such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke, vandalism, malicious mischief and acts of terrorism. Such insurance shall name Lender as the mortgagee and loss payee. Unless otherwise agreed in writing by Lender, such insurance shall be for the full insurable value of such Property on a replacement cost basis, with a deductible amount, if any, reasonably satisfactory to Lender. No policy of insurance shall be written such that the proceeds thereof will produce less than the minimum coverage required by this Section by reason of co-insurance provisions or otherwise. The term “full insurable value” means one hundred percent (100%) of the actual replacement cost of such Property, including tenant improvements (excluding excavation costs and costs of underground flues, pipes, drains and other uninsurable items). For purposes of the foregoing requirements, the policy coverages and amounts existing at the closing of the Loan shall satisfy the property insurance requirements in effect as of the date hereof.

(b)      Commercial (also known as comprehensive) general liability insurance on an “occurrence” basis against claims for “personal injury” liability and liability for death, bodily injury and damage to property, products and completed operations, in limits satisfactory to Lender with respect to any one occurrence and the aggregate of all occurrences during any given annual policy period. Such insurance shall name Lender as an additional insured.

(c)      Workers’ compensation insurance for all employees of such Borrower in such amount as is required by Law and including employer’s liability insurance, if required by Lender.

(d)      During any period of construction of tenant improvements, each Borrower shall maintain, or cause others to maintain, such insurance as may be required by Lender of the type customarily carried in the case of similar construction for one hundred percent (100%) of the full replacement cost of materials stored at or upon the Property of such Borrower. During any period of other construction upon such Property, such Borrower shall maintain, or cause others to maintain, builder’s risk insurance (non-reporting form) of the type customarily carried in the case of similar construction for one hundred percent (100%) of the full replacement cost of work in place and materials stored at or upon such Property.

(e)      If at any time any portion of any structure on the Property of a Borrower is insurable against Casualty by flood and is located in a Special Flood Hazard Area under the Flood Disaster Protection Act of 1973, as amended, a flood insurance policy on the structure and any Borrower owned contents in form and amount acceptable to Lender but in no amount less than the amount sufficient to meet the requirements of applicable Law as such requirements may from time to time be in effect.

(f)      Loss of rental value insurance or business interruption insurance in an amount equal to twelve (12) months of the projected gross income of the Property of such Borrower and an extended period of indemnity endorsement providing an additional twelve (12) months’ loss of rental value or business interruption insurance after such Property has been restored or until the projected gross income returns to the level that existed prior to the loss, whichever is first to occur.

(g)      The Environmental Insurance Policy.

Such other and further insurance as may be required from time to time by Lender in order to comply with regular requirements and practices of Lender in similar transactions including, if required by Lender, boiler and machinery insurance, pollution liability insurance, wind insurance and earthquake insurance, so long as any such insurance is generally available at commercially reasonable premiums as determined by Lender from time to time.

Each policy of insurance (i) shall be issued by one or more insurance companies each of which must have an A.M. Best Company financial and performance rating of A-IX or better and are qualified or authorized by the Laws of the State to assume the risks covered by such policy, (ii) with respect to the insurance described under the preceding Subsections (a), (d), (e) and (f), shall have attached thereto standard non-contributing, non-reporting mortgagee clauses in favor of and entitling Lender without contribution to collect any and all proceeds payable under such insurance, either as sole payee or as joint payee with the applicable Borrower, (iii) shall provide that such policy shall not be canceled or modified for nonpayment of premiums without at least ten (10) days’ prior written notice to Lender, or for any other reason without at least thirty (30) days’ prior written notice to Lender, and (iv) shall provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of any Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Each Borrower shall promptly pay all premiums prior to delinquency on such insurance and, not less than five (5) days prior to the expiration dates of each such policy, such Borrower will deliver to Lender evidence satisfactory to Lender of the renewal or replacement of such policy continuing insurance in the form required herein and payment of premiums for any such policies within ten (10) days of the availability of same. Each Borrower will immediately give Notice to Lender of any cancellation of, or change in, any insurance policy. If any Borrower fails to maintain any insurance and pay the premiums for such insurance as required by this Agreement, Lender may obtain such insurance or pay such premiums on behalf of such Borrower, provided that Lender has provided to such Borrower not less than two (2) Banking Days’ prior Notice. Each Borrower will promptly pay to Lender all amounts paid by Lender for the foregoing. Such amounts shall be secured by the Security Instruments. Lender shall not, because of accepting, rejecting, approving or obtaining insurance, incur any liability for (A) the existence, nonexistence, form or legal sufficiency thereof, (B) the solvency of any insurer, or (C) the payment of losses. Each Borrower may satisfy any insurance requirement hereunder by providing one or more “blanket” insurance policies, subject to Lender’s approval in each instance as to limits, coverages, forms, deductibles, inception and expiration dates, and cancellation provisions (which approval shall not be unreasonably withheld).

Section 4.5      Adjustment of Condemnation and Insurance Claims.

Each Borrower shall give prompt Notice to Lender of any Casualty or any Condemnation or threatened Condemnation with respect to the Property of such Borrower. Lender is authorized, at its sole and absolute option and upon prior written notice to a Borrower, to commence, appear in and prosecute, in its own or such Borrower’s name, any action or proceeding relating to any Condemnation or Casualty, and to make proof of loss for and to settle or compromise any Claim in connection therewith. In such case, Lender shall have the right to receive all Condemnation Awards and Insurance Proceeds, and may deduct therefrom all of its Expenses. However, so long as no Event of Default has occurred and the applicable Borrower is diligently pursuing its rights and remedies with respect to a Claim, Lender will obtain such Borrower’s written consent (which consent shall not be unreasonably withheld or delayed) before making proof of loss for or settling or compromising such Claim. Each Borrower agrees to diligently assert its rights and remedies with respect to each Claim and to promptly pursue the settlement and compromise of each Claim subject to Lender’s approval, which approval shall not be unreasonably withheld or delayed. If, prior to the receipt by Lender of any Condemnation Award or Insurance Proceeds, the subject Property shall have been sold pursuant to the provisions of the applicable Security Instrument, Lender shall have the right to receive such funds (a) to the extent of any deficiency found to be due upon such sale with interest thereon (whether or not a deficiency judgment on such Security Instrument shall have been sought or recovered or denied), and (b) to the extent necessary to reimburse Lender for its Expenses. If any Condemnation Awards or Insurance Proceeds are paid to any Borrower, such Borrower shall receive the same in trust for Lender. Within ten (10) days after any Borrower’s receipt of any Condemnation Awards or Insurance Proceeds, such Borrower shall deliver such awards or proceeds to Lender in the form in which they were received, together with any endorsements or documents that may be necessary to effectively negotiate or transfer the same to Lender; provided, however, so long as no Default or Event of Default has occurred and is continuing, a Condemnation award of less than $1,000,000 with respect to any single Condemnation for any Property, and Insurance

Proceeds of less than $1,000,000 with respect to any single Casualty for any Property, may be retained by the applicable Borrower, which funds shall be used by such Borrower to restore the Property of such Borrower. Each Borrower agrees to execute and deliver from time to time, upon the written request of Lender, such further instruments or documents as may be reasonably requested by Lender to confirm the grant and assignment to Lender of any Condemnation Awards or Insurance Proceeds.

Section 4.6      Utilization of Net Proceeds.

(a)      Net Proceeds must be utilized either for payment of the Obligations or for the restoration of the applicable Property. Net Proceeds shall be utilized for the restoration of the applicable Property, but only if no Event of Default shall exist and only if in the reasonable judgment of Lender (i) there has been no material adverse change in the financial viability of the applicable Improvements and (ii) the Net Proceeds, together with other funds deposited with Lender for that purpose, are sufficient to pay the cost of the restoration pursuant to a budget and plans and specifications reasonably approved by Lender. Otherwise, Net Proceeds shall be utilized for payment of the Obligations.

(b)      If Net Proceeds are to be utilized for the restoration of a Property, the Net Proceeds, together with any other funds deposited with Lender for that purpose, must be deposited in a Borrowers’ Deposit Account, which shall be an interest-bearing account, with all accrued interest to become part of the applicable Borrower’s deposit. Each Borrower agrees that it shall include all interest and earnings on any such deposit as its income (and, if such Borrower is a partnership or other pass-through entity, the income of its partners, members or beneficiaries, as the case may be), and shall be the owner of all funds on deposit in the Borrowers’ Deposit Account for federal and applicable state and local tax purposes. Lender shall have the exclusive right to manage and control all funds in the Borrowers’ Deposit Account, but Lender shall have no fiduciary duty with respect to such funds. Lender will advance the deposited funds from time to time to the applicable Borrower for the payment of costs of restoration of the Property of such Borrower upon presentation of evidence acceptable to Lender that such restoration has been completed satisfactorily and lien-free. Any account fees and charges may be deducted from the balance, if any, in the Borrowers’ Deposit Account. Each Borrower grants to Lender a security interest in the Borrowers’ Deposit Account and all funds hereafter deposited to such deposit account, and any proceeds thereof, as security for the Obligations. Such security interest shall be governed by the Uniform Commercial Code of the State of Texas, and Lender shall have available to it all of the rights and remedies available to a secured party thereunder. The Borrowers’ Deposit Account may be established and held in such name or names as Lender shall deem appropriate, including in the name of Lender. Each Borrower hereby constitutes and appoints Lender and any officer or agent of Lender its true and lawful attorneys-in-fact with full power of substitution to open the Borrowers’ Deposit Account and to do any and every act that such Borrower might do on its own behalf to fulfill the terms of this Section 4.6. To the extent permitted by Law, each Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. It is understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked.

Section 4.7      Management.

Each Borrower at all times shall provide for the competent and responsible management and operation of the Property of such Borrower. At all times, each Borrower shall cause the Property of such Borrower to be managed by an Approved Manager. All management contracts affecting any Property shall be terminable upon thirty (30) days’ written notice without penalty or charge (except for unpaid accrued management fees). All management contracts must be approved in writing by Lender prior to the execution of the same (which approval shall not be unreasonably withheld).

Section 4.8      Books and Records; Financial Statements; Tax Returns.

Commencing as of June 30, 2013, each Borrower shall provide or cause to be provided to Lender all of the following:

(a)      Unaudited Financial Statements of each Borrower, certified in writing as true and correct by a representative of Borrower reasonably satisfactory to Lender, (i) for each fiscal year, as soon as reasonably practicable and in any event within one hundred-twenty (120) days after the close of such fiscal year, and (ii) for each semi-annual period ending on June 30, as soon as reasonably practicable and in any event within sixty (60) days after the close of such semi-annual period. Such Financial Statements shall include a balance sheet and income statement for each such Borrower. Together with each Financial Statement required under this Section 4.8(a), Borrower shall deliver to Lender a certification, together with any additional evidence Lender may reasonably require, as to Borrower’s compliance with the requirements of Section 4.24.

(b)      (i) Prior to the beginning of each fiscal year of such Borrower, a capital and operating budget for the Property of such Borrower; and (ii) for each fiscal quarter (and for the fiscal year through the end of that fiscal quarter), (A) property operating statements which include all income and expenses in connection with the Property of such Borrower, and a comparison to the budget, (B) rent rolls, and (C) a current leasing status report (including tenants’ names, occupied tenant space, lease terms, rents, vacant space and proposed rents), as soon as reasonably practicable but in any event within sixty (60) days after the end of each such fiscal quarter, certified in writing as true and correct by a representative of Borrower reasonably satisfactory to Lender. Items provided under this Section shall be in form and detail reasonably satisfactory to Lender.

(c)      Unaudited Financial Statements of Guarantor (i) for each fiscal year, as soon as reasonably practicable and in any event within one hundred-twenty (120) days after the close of such fiscal year, and (ii) for each semi-annual period ending on June 30, as soon as reasonably practicable and in any event within sixty (60) days after the close of such semi-annual period. In the event that KBS Real Estate Investment Trust III, Inc. shall no longer file with the Securities and Exchange Commission fiscal year-end audited consolidated financial statements which include the results of operation of Guarantor, either (i) the financial statements of Guarantor to be delivered to Lender shall be audited by a third-party certified public accountant reasonably satisfactory to Lender, or (ii) Guarantor shall deliver to Lender audited consolidated financial statements of KBS Real Estate Investment Trust III, Inc. which include the results of operation of Guarantor.

(d)      From time to time promptly after Lender’s reasonable request, such additional information, reports and statements respecting the Property of such Borrower and the Improvements of such Borrower, or the business operations and financial condition of each reporting party, as Lender may reasonably request.

Each Borrower will keep and maintain full and accurate books and records administered in accordance with sound accounting principles, consistently applied, showing in detail the earnings and expenses of the Property of such Borrower and the operation thereof. All Financial Statements shall be in form and detail satisfactory to Lender and shall contain or be attached to the signed and dated written certification of the reporting party in form specified by Lender to certify that the Financial Statements are furnished to Lender in connection with the extension of credit by Lender and constitute, to the knowledge of such reporting party, a true and correct statement of the reporting party’s financial position. All certifications and signatures on behalf of corporations, partnerships, limited liability companies or other entities shall be by a representative of the reporting party satisfactory to Lender. All fiscal year-end Financial Statements of each Borrower and Guarantor may be prepared by the reporting party. Each

Borrower shall provide, upon Lender’s request, convenient facilities for the audit and verification of any such statement. Additionally, each Borrower will provide Lender at such Borrower’s expense with all evidence that Lender may from time to time reasonably request as to compliance with all provisions of the Loan Documents. Each Borrower shall promptly notify Lender of any event or condition that could reasonably be expected to have a material adverse change in the financial condition of such Borrower, of Guarantor (if known by such Borrower), or in the construction progress of the Improvements of such Borrower.

Section 4.9      Estoppel Certificates.

Within ten (10) days after any request by Lender or a proposed assignee or purchaser of the Loan or any interest therein, each Borrower shall certify in writing to Lender, or to such proposed assignee or purchaser, the then unpaid balance of the Loan and whether such Borrower, to such Borrower’s knowledge, claims any right of defense or setoff to the payment or performance of any of the Obligations, and if such Borrower claims any such right of defense or setoff, such Borrower shall give a detailed written description of such claimed right.

Section 4.10      Taxes; Tax Receipts.

Each Borrower shall pay and discharge all Taxes prior to the date on which penalties are attached thereto unless and to the extent only that such Taxes are contested in accordance with the terms of the Security Instrument delivered by such Borrower. If a Borrower fails, following demand, to provide Lender the tax receipts required under the Security Instrument delivered by such Borrower, without limiting any other remedies available to Lender, Lender may, at Borrowers’ sole expense, obtain and enter into a tax services contract with respect to the applicable Property with a tax reporting agency satisfactory to Lender.

Section 4.11      Lender’s Rights to Pay and Perform.

If, after written notice, any Borrower fails to promptly pay or perform any of the Obligations within any applicable grace or cure periods, Lender, without further Notice to or demand upon any Borrower, and without waiving or releasing any Obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of such Borrower. Lender may enter upon any of the Properties for that purpose and take all action thereon as Lender considers necessary or appropriate.

Section 4.12      Reimbursement; Interest.

If Lender shall incur any Expenses or pay any Claims after delivery of any Notice required by the terms of this Agreement or any other Loan Document by reason of the Loan or the rights and remedies provided under the Loan Documents (regardless of whether or not any of the Loan Documents expressly provide for an indemnification by any Borrower against such Claims), Lender’s payment of such Expenses and Claims shall constitute advances to Borrowers which shall be paid by Borrowers to Lender on demand, together with interest thereon from the date incurred until paid in full at the rate of interest then applicable to the Loan under the terms of the Note. Each advance shall be secured by the Security Instruments and the other Loan Documents as fully as if made to a Borrower, regardless of the disposition thereof by the party or parties to whom such advance is made. Notwithstanding the foregoing, however, in any action or proceeding to foreclose any Security Instrument or to recover or collect the Obligations, the provisions of Law governing the recovery of costs, disbursements and allowances shall prevail unaffected by this Section.

Section 4.13      Notification by Borrowers.

Each Borrower will promptly give Notice to Lender of the occurrence of any Default or Event of Default hereunder or under any of the other Loan Documents. Each Borrower will also promptly give Notice to Lender of any claim of a default by such Borrower, or any claim by such Borrower of a default by any other party, under any property management contract or any Lease.

Section 4.14      Indemnification by Borrower.

Each Borrower agrees to indemnify Lender and to hold Lender harmless from and against, and to defend Lender by counsel approved by Lender against, any and all Claims directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with any of the Properties or the Loan, including any Claim arising out of or resulting from (a) any construction activity at any Property, including any defective workmanship or materials; (b) any failure by any Borrower to comply with the requirements of any Laws or to comply with any agreement that applies or pertains to any Property, including any agreement with a broker or “finder” in connection with the Loan or other financing of any Property; (c) any failure by any Borrower to observe and perform any of the obligations imposed upon the landlord under the Leases; (d) any other Default or Event of Default hereunder or under any of the other Loan Documents; or (e) any assertion or allegation that Lender is liable for any act or omission of any Borrower or any other Person in connection with the ownership, financing, leasing, operation or sale of any Property; WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF, OR ARE CLAIMED TO BE CAUSED BY OR ARISE OUT OF, THE NEGLIGENCE (WHETHER SOLE, COMPARATIVE OR CONTRIBUTORY) OR STRICT LIABILITY OF SUCH INDEMNIFIED PARTY. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO AN INDEMNIFIED PARTY TO THE EXTENT THAT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. The agreements and indemnifications contained in this Section shall apply to Claims relating to a Property during a Borrower’s ownership thereof arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed, assignment or conveyance in lieu thereof and any other action by Lender to enforce the rights and remedies of Lender hereunder or under the other Loan Documents.

Section 4.15      Fees and Expenses.

Each Borrower shall pay all fees, charges, costs and expenses required to satisfy the conditions of the Loan Documents. Without limitation of the foregoing, each Borrower will pay, when due, and if paid by Lender will reimburse Lender on demand for, all reasonable fees and expenses of any construction consultant (if any), the title insurer, environmental engineers, appraisers, surveyors and Lender’s counsel in connection with the closing, administration, modification or any “workout” of the Loan, or the enforcement of Lender’s rights and remedies under any of the Loan Documents.

Section 4.16      Appraisals.

Lender may obtain from time to time an appraisal of all or any part of any of the Properties, prepared in accordance with written instructions from Lender, from a third-party appraiser satisfactory to, and engaged directly by, Lender at Lender’s cost and expense, except as provided below. The cost of any such appraisal, including any costs for internal review thereof, obtained by Lender in connection with any extension of the maturity of the Loan, and the cost of each such appraisal obtained by Lender following the occurrence of an Event of Default, shall by borne by Borrowers and shall be paid by Borrowers on written demand by Lender.

Section 4.17      Leasing and Tenant Matters.

Each Borrower shall comply with the terms and conditions of Schedule 4 in connection with the leasing of space within the Improvements of such Borrower. In addition, each Borrower shall deposit with Lender on the date of Borrower’s receipt thereof any and all termination fees or other similar funds in excess of $350,000 paid by a tenant in connection with such tenant’s election to exercise an early termination option contained in its respective Lease or otherwise at any Property (the “Termination Fee Deposit”). Lender shall have the right, in its reasonable discretion, to either (a) make the Termination Fee Deposit available to reimburse the applicable Borrower for Tenant Improvements and Leasing Commissions paid with respect to reletting the vacated space at the Property of such Borrower which shall be disbursed in accordance with the terms and conditions of Schedule 2 attached hereto, or to apply the Termination Fee Deposit to repay a portion of the outstanding principal balance of the Loan in accordance with Section 4 of the Note.

Section 4.18      Preservation of Rights.

Each Borrower shall obtain, preserve and maintain in good standing, as applicable, all rights, privileges and franchises necessary or desirable for the operation of the Property of such Borrower and the conduct of such Borrower’s business thereon or therefrom.

Section 4.19      Income from Property.

Each Borrower shall pay all costs and expenses associated with the ownership, maintenance, operation and leasing of the Property of such Borrower, including all amounts then required to be paid under the Loan Documents, in accordance with the terms of this Agreement and the other Loan documents. No income derived from any Property, including any income from the Leases, shall be distributed or paid to any member, partner, shareholder or, if a Borrower is a trust, to any beneficiary or trustee, following the occurrence and during the continuation of any Event of Default with respect to which Lender has provided Notice to any Borrower.

Section 4.20      [Intentionally Omitted]

Section 4.21      Swap Contracts.

In the event that any Borrower shall elect to enter into a Swap Contract with Swap Counterparty, such Borrower shall comply with all of the terms and conditions of Schedule 5 with respect to all Swap Contracts.

Section 4.22      [Intentionally Omitted]

Section 4.23      Additional Costs.

Each Borrower will pay Lender, on written demand, for Lender’s costs or losses arising from any Change in Law which are allocated to this Agreement or any credit outstanding under this Agreement. The allocation will be made as determined by Lender, using any reasonable method. The costs shall include, without limitation, the following:

(a)        any reserve or deposit requirements (excluding any reserve requirement already reflected in the calculation of the interest rate in this Agreement); and

(b)        any capital requirements relating to Lender’s assets and commitments for credit.

Section 4.24    Debt Service Coverage Ratio.

(a)        As of each Test Date, the Properties shall maintain an Ongoing Debt Service Coverage Ratio of not less than the Minimum Required Debt Service Coverage Ratio. If, as of any Test Date, the Property does not meet such Minimum Required Debt Service Coverage Ratio, Borrowers shall (in their sole discretion) have the right to, within ten (10) Banking Days after receipt of written notice from Lender, either (i) deposit into an interest-bearing account of Borrowers maintained with Lender (the “Interest Reserve Account”) an amount, reasonably calculated by Lender, equal to the interest that is anticipated to accrue on the Loan for the six (6) month period following such Test Date, using (A) the then current Base Rate (as defined in the Note) plus one percent (1.0%) per annum with respect to any portion of the outstanding principal balance of the Loan which is not subject to a Swap Transaction, or (B) the applicable swap rate with respect to any portion of the outstanding principal balance of the Loan which is subject to a Swap Transaction, or (ii) repay the Loan in an amount sufficient to cause the Ongoing Debt Service Coverage Ratio to at least equal the Minimum Required Debt Service Coverage Ratio. If as of the next succeeding Test Date the Ongoing Debt Service Coverage Ratio shall equal or exceed the Minimum Required Debt Service Coverage Ratio, provided that no Event of Default exists, any funds held in the Interest Reserve Account will be released to Borrowers.

(b)        Should the Ongoing Debt Service Coverage Ratio be less than the Minimum Required Debt Service Coverage Ratio for two (2) consecutive Test Dates, Borrowers must, within ten (10) Banking Days after receipt of written notice from Lender, (i) repay principal of the Loan outstanding in an aggregate amount sufficient to cause the Ongoing Debt Service Coverage Ratio to be at least 1.30:1.00 as of such second Test Date. Provided that no Event of Default exists, any amounts then on deposit in the Interest Reserve Account may be applied by Borrowers toward any such required payment. Any amounts remaining on deposit in the Interest Reserve Account following any payment made by Borrower to cause the Ongoing Debt Service Coverage Ratio to be at least 1.30:1.00 shall, provided no Event of Default exists, be returned to Borrowers.

(c)        The Interest Reserve Account shall be subject to a security interest granted to Lender as security for the Obligations pursuant to the Security Agreement. Upon the occurrence of an Event of Default, Lender may exercise its rights and remedies with respect to the Interest Reserve Account to the extent provided in the Security Agreement.

(d)        Upon the full and final satisfaction of the Obligations, Lender shall release all funds then remaining on deposit in the Interest Reserve Account and promptly remit the same to the party or parties legally entitled thereto.

Article V

Negative Covenants.

Each Borrower covenants as of the date hereof and until such time as all Obligations shall be paid and performed in full, that:

Section 5.1    Conditional Sales.

No Borrower shall incorporate in the Improvements of such Borrower any property acquired under a conditional sales contract or lease or as to which the vendor retains title or a security interest, without the prior written consent of Lender.

Section 5.2    Insurance Policies and Bonds.

No Borrower shall do or permit to be done anything that would affect the coverage or indemnities provided for pursuant to the provisions of any insurance policy, performance bond, labor and material payment bond or any other bond given in connection with any construction at the Property of such Borrower, including any construction of tenant improvements.

Section 5.3    Commingling.

No Borrower shall commingle the funds and other assets of such Borrower with those of any other Borrower, any Affiliate of such Borrower or any other Person.

Section 5.4    Additional Debt.

No Borrower shall incur any debt for borrowed money, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (a) the Loan, and (b) advances or trade debt or accrued expenses incurred in the ordinary course of business of operating the Property of such Borrower. No other debt may be secured by a lien on, or security interest in, any Property, whether senior, subordinate or pari passu, other than a lien or security interest which constitutes a Permitted Encumbrance (as defined in the applicable Security Instrument).

Article VI

Events of Default.

The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Agreement:

Section 6.1    Payment Default.

Borrowers (or any of them) fail(s) to pay any Obligation under this Agreement within five (5) business days after the same becomes due, whether on the scheduled due date or upon acceleration, maturity or otherwise.

Section 6.2    Default Under Other Loan Documents.

An Event of Default (as defined therein) occurs under the Note or any Security Instrument or any other Loan Document, or any Borrower or Guarantor fails to promptly pay, perform, observe or comply with any term, obligation or agreement contained in any of the Loan Documents within any applicable grace or cure period, or, if no cure period is specified, any such failure continues uncured for a period of thirty (30) days after Notice from Lender to such Borrower, unless (a) such failure, by its nature, is not capable of being cured within such period, (b) within such period, such Borrower commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) such Borrower causes such failure to be cured no later than ninety (90) days after the date of such Notice from Lender.

Section 6.3    Accuracy of Information; Representations and Warranties.

Any information contained in any financial statement, schedule, report or any other document delivered by any Borrower or Guarantor to Lender in connection with the Loan proves at any time not to be in all material respects true and accurate, or any Borrower or Guarantor shall have failed to state any material fact or any fact necessary to make such information not misleading, or any representation or warranty contained in this Agreement or in any other Loan Document or other document, certificate or opinion delivered to Lender in connection with the Loan, proves at any time to be incorrect or misleading in any material respect either on the date when made or on the date when reaffirmed pursuant to the terms of this Agreement.

Section 6.4    Deposits.

Any Borrower fails to deposit funds into the Borrowers’ Deposit Account pursuant to and as required by the provisions of Section 4.6, within ten (10) Banking Days from the effective date of a Notice from Lender requesting such deposit, or any Borrower fails to deliver to Lender any Condemnation Awards or Insurance Proceeds within ten (10) days after such Borrower’s receipt thereof.

Section 6.5    Insurance Obligations.

Any Borrower fails to promptly perform or comply with any of the covenants contained in the Loan Documents with respect to maintaining insurance, including the covenants contained in Section 4.4.

Section 6.6    Other Obligations.

Any Borrower fails to promptly perform or comply with any of the Obligations set forth in this Agreement (other than those expressly described in other Sections of this Article VI), and such failure continues uncured for a period of thirty (30) days after Notice from Lender to such Borrower, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, such Borrower commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) such Borrower causes such failure to be cured no later than ninety (90) days after the date of such Notice from Lender.

Section 6.7    Lapse of Permits or Approvals.

Any permit, license, certificate or approval that any Borrower is required to obtain with respect to any construction activities at the Property of such Borrower or the operation, leasing or maintenance of the Improvements of such Borrower or the Property of such Borrower lapses or ceases to be in full force and effect for a period of thirty (30) days, unless (a) the failure to maintain any such permit, license, certificate or approval, by its nature, is not capable of being cured within such period, (b) within such period, such Borrower commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) such Borrower causes such failure to be cured no later than ninety (90) days after the date of such Notice from Lender.

Section 6.8    Mechanic’s Lien.

A lien for the performance of work or the supply of materials filed against any Property, or any stop notice served on any Borrower, any contractor of any Borrower, or Lender, remains unsatisfied or unbonded for a period of thirty (30) days after the date of filing or service in violation of the terms of Section 4.3 above.

Section 6.9    Bankruptcy.

Any Borrower or Guarantor files a bankruptcy petition or makes a general assignment for the benefit of creditors, or a bankruptcy petition is filed against any Borrower or Guarantor and such involuntary bankruptcy petition continues undismissed for a period of ninety (90) days after the filing thereof.

Section 6.10    Appointment of Receiver, Trustee, Liquidator.

Any Borrower or Guarantor applies for or consents in writing to the appointment of a receiver, trustee or liquidator of such Borrower, Guarantor, any Property, or all or substantially all of the other assets of any Borrower or Guarantor, or an order, judgment or decree is entered by any court of competent jurisdiction on the application of a creditor appointing a receiver, trustee or liquidator of any Borrower, Guarantor, any Property, or all or substantially all of the other assets of any Borrower or Guarantor, but only if any of the foregoing is not dismissed within ninety (90) days after such appointment, judgment or decree.

Section 6.11    Inability to Pay Debts.

Any Borrower or Guarantor admits in writing its inability or fails generally to pay its debts as they become due (other than principal of the Loan due at maturity).

Section 6.12    Judgment.

A final nonappealable judgment for the payment of money involving more than $1,000,000 is entered against any Borrower, and such Borrower fails to discharge the same, or fails to cause it to be discharged or bonded off to Lender’s satisfaction, within thirty (30) days from the date of the entry of such judgment.

Section 6.13    Dissolution; Change in Business Status.

Unless the written consent of Lender is previously obtained, all or substantially all of the business assets of any Borrower or Guarantor are sold, any Borrower or Guarantor is dissolved, or there occurs any change in the form of business entity through which any Borrower or Guarantor presently conducts its business or any merger or consolidation involving any Borrower or Guarantor.

Section 6.14    Change in Controlling Interest.

Without the prior written consent of Lender (which consent may be conditioned, among other matters, on the issuance of a satisfactory endorsement to the title insurance policy insuring Lender’s interest under the Mortgage) or as expressly permitted under the terms of the Mortgage, the controlling interest in Borrower ceases to be owned, directly or indirectly, by KBS Limited Partnership III, a Delaware limited partnership.

Article VII

Remedies on Default.

Section 7.1    Remedies on Default.

Upon the happening and during the continuance of any Event of Default, Lender shall have the right, in addition to any other rights or remedies available to Lender under the Security Instruments or any of the other Loan Documents or under applicable Law, to exercise any one or more of the following rights and remedies:

(a)        Lender may accelerate all of Borrowers’ Obligations under the Loan Documents whereupon such Obligations shall become immediately due and payable, without notice of default, acceleration or intention to accelerate, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by each Borrower).

(b)        Lender may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for all or any of the Properties.

(c)        Lender may set off the amounts due Lender under the Loan Documents against any and all accounts, credits, money, securities or other property of any Borrower now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of any Borrower, without notice to or the consent of any Borrower.

(d)        Lender may enter into possession of any of the Properties and perform any and all work and labor necessary to complete any construction at such Property, including any construction of tenant improvements, and to employ watchmen to protect such Property and the related Improvements. All sums expended by Lender for such purposes shall be deemed to have been advanced to Borrowers under the Note and shall be secured by the Security Instruments. For this purpose, each Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution, which power is coupled with an interest, to complete the work in the name of such Borrower, and hereby empowers said attorney or attorneys, in the name of such Borrower or Lender:

(i)        To use any funds of any Borrower including any balance which may be held by Lender and any funds (if any) which may remain unadvanced hereunder for the purpose of completing any construction, including any construction of tenant improvements, whether or not in the manner called for in the applicable plans and specifications;

(ii)        To make such additions and changes and corrections to any plans and specifications as shall be necessary or desirable in the judgment of Lender to complete any construction, including any construction of tenant improvements;

(iii)        To employ such contractors, subcontractors, agents, architects and inspectors as shall be necessary or desirable for said purpose;

(iv)        To pay, settle or compromise all existing bills and claims which are or may be liens against any Property, or may be necessary or desirable for the completion of the work or the clearance of title to such Property;

(v)        To execute all applications and certificates which may be required in the name of any Borrower;

(vi)        To enter into, enforce, modify or cancel Leases and to fix or modify Rents on such terms as Lender may consider proper;

(vii)        To file for record, at Borrowers’ cost and expense and in any Borrower’s name, any notices of completion, notices of cessation of labor, or any other notices that Lender in its sole and absolute discretion may consider necessary or desirable to protect its security; and

(viii)        To do any and every act with respect to any such construction which any Borrower may do in its own behalf.

It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked. Said attorney-in-fact shall also have the power to prosecute and defend all actions or proceedings in connection with any construction at any of the Properties, including any construction of tenant improvements, and to take such actions and to require such performance as Lender may deem necessary.

Section 7.2      No Release or Waiver; Remedies Cumulative and Concurrent.

No Borrower shall be relieved of any Obligation by reason of the failure of Lender to comply with any request of such Borrower or of any other Person to take action to foreclose on any Property under any Security Instrument or otherwise to enforce any provision of the Loan Documents, or by reason of the release, regardless of consideration, of all or any part of any of the Properties. No delay or omission of Lender to exercise any right, power or remedy accruing upon the happening of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein. No delay or omission on the part of Lender to exercise any option for acceleration of the maturity of the Obligations, or for foreclosure of any of the Security Instruments following any Event of Default as aforesaid, or any other option granted to Lender hereunder in any one or more instances, or the acceptance by Lender of any partial payment on account of the Obligations shall constitute a waiver of any such Event of Default and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedies provided for in the Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Loan Documents, or now or hereafter existing at Law or in equity or by statute. Every right, power and remedy given by the Loan Documents to Lender shall be concurrent and may be pursued separately, successively or together against any Borrower or any Property or any part thereof, and every right, power and remedy given by the Loan Documents may be exercised from time to time as often as may be deemed expedient by Lender.

Article VIII

Miscellaneous.

Section 8.1      Further Assurances; Authorization to File Documents; No Merger.

At any time, and from time to time, upon request by Lender, each Borrower will, at Borrowers’ expense, (a) correct any defect, error or omission which may be discovered in the form or content of any of the Loan Documents, and (b) make, execute, deliver and record, or cause to be made, executed, delivered and recorded, any and all further instruments, certificates and other documents as may, in the opinion of Lender, be necessary or desirable in order to complete, perfect or continue and preserve the lien of any of the Security Instruments. Upon any failure by any Borrower to do so, Lender may make, execute and record any and all such instruments, certificates and other documents for and in the name of such Borrower, all at the sole expense of such Borrower, and each Borrower hereby appoints Lender the agent and attorney-in-fact of such Borrower to do so, this appointment being coupled with an interest and being irrevocable. Without limitation of the foregoing, each Borrower irrevocably authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements deemed necessary or desirable by Lender to establish or maintain the validity, perfection and priority of the security interests granted in any of the Security Instruments, and each Borrower ratifies any such filings made by Lender prior to the date hereof. In addition, at any time, and from time to time, upon request by Lender, each Borrower will, at such Borrower’s expense, provide any and all further instruments, certificates and other documents as may, in the opinion of Lender, be necessary or desirable in order to verify such Borrower’s identity and background in a manner satisfactory to Lender.

As a material inducement to the Lender to enter into this Agreement, each Borrower acknowledges and agrees that each of its Indemnification Agreements (as that term is defined below) (a) is a continuing, separate agreement that shall survive the termination of this Agreement, the other Loan Documents and the payment and performance of all of the other Obligations and (b) shall not be merged with any judgment or judgments with respect to the Obligations. The term “Indemnification Agreements” means the collective reference to each provision of this Agreement or any of the Loan Documents for indemnification of the Lender, its parent, Affiliates and/or their respective officers, directors, shareholders, employees, attorneys, other professionals, and agents and to each of the agreements of any Borrower to pay or reimburse the Lender for costs and expenses (including, without limitation, attorneys’ fees) of collection or otherwise.

Section 8.2      No Warranty by Lender.

By accepting or approving anything required to be observed, performed or fulfilled by any Borrower or to be given to Lender pursuant to this Agreement, including any certificate, Survey, receipt, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof and any such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Lender.

Section 8.3      Standard of Conduct of Lender.

Nothing contained in this Agreement or any other Loan Document shall limit the right of Lender to exercise its business judgment or to act, in the context of the granting or withholding of any advance or consent under this Agreement or any other Loan Document, in a subjective manner, whether or not objectively reasonable under the circumstances, so long as Lender’s exercise of its business judgment or action is made or undertaken in good faith. Borrowers and Lender intend by the foregoing to set forth and affirm their entire understanding with respect to the standard pursuant to which Lender’s duties and obligations are to be judged and the parameters within which Lender’s discretion may be exercised hereunder and under the other Loan Documents. As used herein, “good faith” means honesty in fact in the conduct and transaction concerned.

Section 8.4      No Partnership.

Nothing contained in this Agreement shall be construed in a manner to create any relationship between any Borrower and Lender other than the relationship of borrower and lender and no Borrower and Lender shall be considered partners or co-venturers for any purpose on account of this Agreement.

Section 8.5      Severability.

In the event any one or more of the provisions of this Agreement or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of any of the Loan Documents operates or would prospectively operate to invalidate this Agreement or any of the other Loan Documents, then and in either of those events, at the option of Lender, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

Section 8.6      Notices.

All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address set forth below (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

The address and fax number of for each Borrower are:

KBSIII Preston Commons, LLC

KBSIII Sterling Plaza, LLC

KBSIII One Washingtonian, LLC

c/o KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

Attn: Todd Smith, VP Controller, Corporate

Fax Number: (949) 417-6520

With a copies to:

c/o KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

Attn: Ken Robertson, Senior Vice President, Asset Management

Fax Number: (949) 417-6518

c/o KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

Attn: Jeff Waldvogel

Fax Number: (949) 417-6520

c/o KBS Capital Advisors LLC

909 K Street, NW, Suite 340

Washington, DC 20006

Attn: Steve Evans, Senior Vice President, Investments

Fax Number: (202) 697-4636

The address and fax number of Lender are:

Bank of America, N.A.

5 Park Plaza, Suite 500

Irvine, California 92614

Attn: Angela Lowman

Fax Number: (949) 794-7422

Section 8.7      Permitted Successors and Assigns; Disclosure of Information.

(a)      Each and every one of the covenants, terms, provisions and conditions of this Agreement and the Loan Documents shall apply to, bind and inure to the benefit of each Borrower, its successors and those assigns of such Borrower consented to in writing by Lender, and shall apply to, bind and inure to the benefit of Lender and the endorsees, transferees, successors and assigns of Lender, and all Persons claiming under or through any of them.

(b)      Each Borrower agrees not to transfer, assign, pledge or hypothecate any right or interest in any payment or advance due pursuant to this Agreement, or any of the other benefits of this Agreement, without the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion. Any such transfer, assignment, pledge or hypothecation made or attempted by any Borrower without the prior written consent of Lender shall be void and of no effect. No consent by Lender to an assignment shall be deemed to be a waiver of the requirement of prior written consent by Lender with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.

(c)      Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants. So long as no Event of Default has occurred and is continuing, Lender shall provide written notice of any such sale to Borrowers promptly following the closing thereof. Each Borrower shall (at no cost, expense, liability or potential liability to such Borrower) execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith (provided that in no event shall any Borrower or Guarantor be required to execute any documents which would adversely affect any of their respective rights or obligations under this Agreement or the other Loan Documents or make any additional representations or reaffirm any existing representations) and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Lender hereunder. Lender may disseminate any information it now has or hereafter obtains pertaining to the Loan, including any security for the Loan, any credit or other information on any of the Properties (including environmental reports and assessments), each Borrower, any principal of any Borrower or Guarantor, (i) to any regulatory body having jurisdiction over Lender and to Lender’s Affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, and (ii) subject to the execution of a confidentiality agreement substantially in the form of Schedule 7 attached hereto, to any actual or prospective assignee or participant, to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and the Loan, or to any other party as necessary or appropriate in Lender’s reasonable judgment.

Section 8.8      Modification; Waiver.

None of the terms or provisions of this Agreement may be changed, waived, modified, discharged or terminated except by instrument in writing executed by the party or parties against whom enforcement of the change, waiver, modification, discharge or termination is asserted. None of the terms or provisions of this Agreement shall be deemed to have been abrogated or waived by reason of any failure or failures to enforce the same.

Section 8.9      Third Parties; Benefit.

All conditions to the obligation of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other Persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time in the sole and absolute exercise of its discretion. The terms and provisions of this Agreement are for the benefit of the parties hereto and, except as herein specifically provided, no other Person shall have any right or cause of action on account thereof.

Section 8.10      Rules of Construction.

The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Agreement in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” The captions and headings contained in this Agreement are included herein for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, the Improvements or the Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles, Sections and Schedules are to the respective Articles, Sections and Schedules contained in this Agreement unless expressly indicated otherwise.

Section 8.11      Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

Section 8.12      Governing Law.

This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Texas.

Section 8.13      Time of Essence.

Time shall be of the essence for each and every provision of this Agreement of which time is an element.

Section 8.14      Electronic Transmission of Data.

Lender and Borrowers agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of Borrowers and/or Lender and their Affiliates and other Persons involved with the subject matter of this Agreement. Each Borrower acknowledges and agrees that (a) there are risks associated with the use of electronic transmission and that Lender does not control the method of transmittal or service providers, (b) Lender has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such transmission, and (c) each Borrower will release Lender from any claim, damage or loss, including that arising in whole or part from Lender’s strict liability or sole, comparative or contributory negligence, which is related to the electronic transmission of data.

Section 8.15    Forum.

Each Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court sitting in the state specified in the governing law section of this Agreement and to the jurisdiction of any state court or any United States federal court sitting in the state in which any of the Properties is located, over any Dispute. Each Borrower hereby irrevocably waives, to the fullest extent permitted by Law, any objection that such Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Each Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state specified in the governing law section of this Agreement may be made by certified or registered mail, return receipt requested, directed to such Borrower at its address for notice set forth in this Agreement, or at a subsequent address of which Lender received actual notice from such Borrower in accordance with the notice section of this Agreement, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by Law or limit the right of Lender to bring proceedings against any Borrower in any other court or jurisdiction.

Section 8.16    WAIVER OF JURY TRIAL.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER AND LENDER HEREBY WAIVES TRIAL BY JURY IN RESPECT OF ANY “DISPUTE” AND ANY ACTION ON SUCH “DISPUTE.” THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH BORROWER AND LENDER, AND EACH BORROWER AND LENDER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. EACH BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 8.17    USA Patriot Act Notice.

Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), Lender is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow Lender to identify such Borrower in accordance with the Act. Each Borrower shall, promptly following a request by Lender, provide all documentation and other information that Lender requests in order to comply with its ongoing obligation under “know your customer” and anti-money laundering rules and regulations, including the Act.

Section 8.18    Entire Agreement.

The Loan Documents constitute the entire understanding and agreement between Borrowers and Lender with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Borrowers and Lender with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Lender to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other instrument or agreement, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail.

Section 8.19    Limited Recourse Provision.

Lender shall have no recourse against, nor shall there be any personal liability to, the members of any Borrower, or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of any Borrower with respect to the obligations of any Borrower and Guarantor under the Loan. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect any Borrower’s liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranty, or Lender’s right to exercise any rights or remedies against any collateral securing the Loan.

Section 8.20    Joint and Several Liability.

(a)         Each Borrower agrees that it is jointly and severally liable to Lender for the payment of all of the Obligations, and that such liability is independent of the obligations of the other Borrowers. Lender may bring an action against any Borrower, whether or not an action is brought against the other Borrowers.

(b)         Each Borrower agrees that any release which may be given by Lender to the other Borrowers or Guarantor will not release such Borrower from its obligations under this Agreement or any of the other Loan Documents.

(c)         Each Borrower waives any right to assert against Lender any defense, setoff, counterclaim or claim that such Borrower may have against the other Borrowers or any other party liable to Lender for the obligations of the Borrowers under this Agreement or any of the other Loan Documents.

(d)         Each Borrower agrees that it is solely responsible for keeping itself informed as to the financial condition of the other Borrowers and of all circumstances which bear upon the risk of nonpayment. Each Borrower waives any right it may have to require Lender to disclose to such Borrower any information that Lender may now or hereafter acquire concerning the financial condition of the other Borrowers.

(e)        Each Borrower waives all rights to notices of default or nonperformance by any other Borrower under this Agreement and the other Loan Documents. Each Borrower further waives all rights to notices of the existence or the creation of new indebtedness by any other Borrower.

(f)        Borrowers represent and warrant to Lender that each will derive benefit, directly and indirectly, from the collective administration and availability of the Loan under this Agreement, the Note and the other Loan Documents. Borrowers agree that Lender will not be required to inquire as to the disposition by any Borrower of funds disbursed in accordance with the terms of this Agreement or any of the other Loan Documents.

(g)        Until all of the Obligations have been paid in full, each Borrower waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, that such Borrower may now or hereafter have against any other Borrower with respect to the Obligations under this Agreement or any of the other Loan Documents.

[Signatures begin on following page.]

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed as of the date first above written.

BORROWER:

KBSIII PRESTON COMMONS, LLC, a Delaware limited liability company

By:	KBSIII REIT ACQUISITION IX, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.,
Charles J. Schreiber, Jr.,
Chief Executive Officer

[Signatures continue on following page]

SIGNATURE PAGE TO KBS NATIONAL OFFICE PORTFOLIO

TERM LOAN AGREEMENT

KBSIII STERLING PLAZA, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION VIII, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.,
Charles J. Schreiber, Jr.,
Chief Executive Officer

[Signatures continue on following page]

SIGNATURE PAGE TO KBS NATIONAL OFFICE PORTFOLIO

TERM LOAN AGREEMENT

KBSIII ONE WASHINGTONIAN, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION X, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.,
Charles J. Schreiber, Jr.,
Chief Executive Officer

SIGNATURE PAGE TO KBS NATIONAL OFFICE PORTFOLIO

TERM LOAN AGREEMENT

LENDER:

BANK OF AMERICA, N.A., a national banking association

By:	/s/ Kevin McLain
Name:	KEVIN MCLAIN
Title:	SVP

SIGNATURE PAGE TO KBS NATIONAL OFFICE PORTFOLIO

TERM LOAN AGREEMENT

Schedule 1

Definitions

Unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders:

“Actual Operating Revenue” means, with respect to any period of time for any Property, all income, computed on an annualized basis in accordance with generally accepted accounting principles, from the ownership and operation of such Property from whatever source (other than any source affiliated with a Borrower or Guarantor), including Rents, utility charges, escalations, service fees or charges, license fees, parking fees, other required pass-throughs, and, with respect to any Lease executed (or that commences) during the applicable Calculation Period, income generated by such Lease calculated as if the Lease was in effect as of the first day of such Calculation Period, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by the applicable Borrower to any Governmental Authority, refunds from tenants, uncollectible accounts, sales of furniture, fixtures and equipment, interest income, Condemnation Awards, Insurance Proceeds (other than business interruption or other loss of income insurance), unforfeited security deposits, utility and other similar deposits, income from tenants not paying rent, income from tenants in bankruptcy, and non-recurring or extraordinary income, including lease termination payments. Except as otherwise expressly provided herein, Actual Operating Revenue shall be net of rent concessions and credits. Actual Operating Revenue shall be subject to appropriate seasonal and other adjustments in Lender’s reasonable discretion, and shall include rents payable under executed Leases with a rental commencement date which is scheduled to occur within one hundred eighty (180) days of the applicable Test Date.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Approved Manager” means each Borrower, and with respect to any Property, CBRE, Inc., a Delaware corporation, Transwestern, Hines, Cushman & Wakefield, Jones Lang LaSalle, Cassidy Turley, PM Realty, L.P. or any other reputable and creditworthy property manager, subject to the prior approval of Lender, not to be unreasonably withheld, with a portfolio of properties comparable to the applicable Property under active management.

“Assumed Interest Rate” means the annual yield payable on the last day of the applicable Calculation Period on ten (10) year United States Treasury obligations in amounts approximating the outstanding principal balance of the Loan on the last day of the Calculation Period plus two hundred fifty (250) basis points per annum; provided, however, that the Assumed Interest Rate shall be not less than six percent (6.0%) per annum.

“Authorized Signer” means any signer of this Agreement, acting alone, or any other representative of Borrowers duly designated and authorized by Borrowers to sign draw requests in a writing addressed to Lender, which writing may include a draw request in the form attached hereto as Schedule 3.

“Banking Day” means any day that is not a Saturday, Sunday or banking holiday in the State.

“Borrowers’ Deposit Account” means an account established with Lender pursuant to the terms of Section 4.6.

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“Calculation Period” means the six (6) month period ending on any Test Date.

“Casualty” means any act or occurrence of any kind or nature that results in damage, loss or destruction to any Property.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and (y) all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, or issued.

“Checking Account” means account no. 1257124032 maintained at Lender.

“Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.

“Closing Checklist” means that certain Closing Requirements and Checklist setting forth the conditions for closing the Loan and recording the Security Instruments.

“Code” means the Internal Revenue Code of 1986, as amended.

“Condemnation” means any taking of title to, use of, or any other interest in any Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.

“Condemnation Awards” means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, “Controlling” or “Controlled” have meanings correlative thereto.

“Debt Service” means the annual payments of principal and interest that would have been payable under a hypothetical loan, assuming (i) an initial loan balance equal to the outstanding principal balance of the Loan on the last day of the Calculation Period, (ii) an interest rate equal to the Assumed Interest Rate, and (iii) amortization of the aggregate principal indebtedness over a thirty (30) year amortization period.

“Default” means an event or circumstance that, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Agreement.

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“Dispute” means any controversy, claim or dispute between or among the parties to this Agreement, including any such controversy, claim or dispute arising out of or relating to (a) this Agreement, (b) any other Loan Document, (c) any related agreements or instruments, or (d) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).

“Environmental Agreements” means the Preston Commons Environmental Agreement, the Sterling Plaza Environmental Indemnity Agreement and the One Washingtonian Environmental Agreement.

“Environmental Insurance Policy” means, individually or collectively, each environmental insurance policy covering a Property substantially and materially in the form existing as of the date of this Agreement, naming Lender as an additional insured issued by an insurance company which has an A.M. Best Company financial and performance rating of A-IX or better and is qualified or authorized by the Laws of the applicable State to assume the risks covered by such policy.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means any event or circumstance specified in Article VI and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VI.

“Expenses” means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Lender in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in any Security Instrument or any of the other Loan Documents, including attorneys’ fees, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, any Property.

“Financial Statements” means (i) for each reporting party other than an individual, a balance sheet, income statement, statements of cash flow and amounts and sources of contingent liabilities, a reconciliation of changes in equity and liquidity verification (such reconciliation of changes in equity and liquidity verification to be provided only at fiscal year-end and upon Lender’s request), cash flow projections (cash flow projections to be provided only at fiscal year-end and upon Lender’s request), real estate schedules providing details on each individual real property in the reporting party’s portfolio, including, but not limited to raw land, land under development, construction in process and stabilized properties and unless Lender otherwise consents, consolidated and consolidating statements if the reporting party is a holding company or a parent of a subsidiary entity; and (ii) for each reporting party who is an individual, a balance sheet, statements of cash flow and amounts and sources of contingent liabilities, sources and uses of cash and liquidity verification, cash flow projections, real estate schedules providing details on each individual real property in the reporting party’s portfolio, including, but not limited to raw land, land under development, and unless Lender otherwise consents, Financial Statements for each entity owned or jointly owned by the reporting party. For purposes of this definition and any covenant requiring the delivery of Financial Statements, each party for whom Financial Statements are required is a “reporting party” and a specified period to which the required Financial Statements relate is a “reporting period.”

“GAAP” means generally accepted accounting principles in the United States of America.

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“Governmental Authority” means any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.

“Guarantor” means KBS REIT Properties III, LLC, a Delaware limited liability company, and its personal representatives, successors and assigns.

“Guaranty” means the Guaranty Agreement of even date herewith executed by Guarantor for the benefit of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Improvements” means the Preston Commons Improvements, the Sterling Plaza Improvements and the One Washingtonian Improvements.

“Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering any Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Property, in each case whether now or hereafter existing or arising.

“Interest Reserve Account” has the meaning set forth in Section 4.24 of this Agreement.

“Land” means the Preston Commons Land, the Sterling Plaza Land and the One Washingtonian Land.

“Law(s)” means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.

“Leases” means all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to any Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder.

“Leasing Commissions” means reasonable and customary commissions paid in connection with a Lease to a real estate broker licensed in the state where the applicable Property is located, under commission agreements containing such terms and provisions as are then prevailing between third party, unaffiliated owners and brokers for comparable leases of space at properties similar to such Property in the market area in which such Property is located.

“Loan” means the loan from Lender to Borrowers, the repayment obligations in connection with which are evidenced by the Note.

“Loan Amount” means One Hundred Seventy Million Seven Hundred Sixty Thousand and No/100 Dollars ($170,760,000.00).

“Loan Documents” means this Agreement, the Note, the Security Instruments, the Security Agreement, the Environmental Agreements, the Guaranty, any Swap Contract and any and all other documents which any Borrower, Guarantor or any other party or parties have executed and delivered, or

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may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Loan-to-Value Ratio” means, as of any date of determination, (i) the outstanding principal balance of the Loan, divided by (ii) the aggregate appraised “As-Is” value of each of the Properties set forth in then-current appraisals of each of the Properties obtained by Lender as of any calculation of the Loan-to-Value Ratio.

“Minimum Required Debt Service Coverage Ratio” means an Ongoing Debt Service Coverage Ratio of 1.15:1.00.

“Minimum Release Price” means, (a) with respect to the Preston Commons Property, an amount equal to (i) $76,780,000.00 minus (ii) 110% of the amount, if any, of the undisbursed funds then remaining in the TILC Holdback allocated to the Preston Commons Property as set forth on Schedule 2 of this Agreement, (b) with respect to the Sterling Plaza Property, an amount equal to (i) $53,251,000.00 minus (ii) 110% of the amount, if any, of the undisbursed funds then remaining in the TILC Holdback allocated to the Sterling Plaza Property as set forth on Schedule 2 of this Agreement, and (c) with respect to the One Washingtonian Property, an amount equal to (i) $57,805,000.00.

“Net Operating Income” means, with respect to any period of time for any Property, the amount obtained by subtracting actual Operating Expenses for such Property from Actual Operating Revenue of such Property.

“Net Proceeds,” when used with respect to any Condemnation Awards or Insurance Proceeds, means the gross proceeds from any Condemnation or Casualty remaining after payment of all expenses, including attorneys’ fees, incurred in the collection of such gross proceeds.

“Note” means the Promissory Note of even date herewith, in an amount equal to the Loan Amount, made by Borrowers to the order of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of Section 8.6 of this Agreement.

“Obligations” means all present and future debts, obligations and liabilities of Borrowers to Lender arising pursuant to, or on account of, the provisions of this Agreement, the Note or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Note; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under the Security Instruments or any of the other Loan Documents, together with interest thereon as provided in the Security Instruments or such Loan Document; (c) to pay and perform all obligations of Borrowers under any Swap Contract; and (d) to perform, observe and comply with all of the terms, covenants and conditions, expressed or implied, which any Borrower is required to perform, observe or comply with pursuant to the terms of this Agreement, any of the Security Instruments or any of the other Loan Documents.

“One Washingtonian” means KBSIII One Washingtonian, LLC, a Delaware limited liability company.

“One Washingtonian Mortgage” means the Deed of Trust, Assignment, Security Agreement and Fixture Filing of even date herewith given by One Washingtonian to Lender to secure the Obligations, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

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“One Washingtonian Environmental Agreement” means the Environmental Indemnification and Release Agreement of even date herewith by and between One Washingtonian and Lender pertaining to the One Washingtonian Property, as the same may from time to time be extended, amended, restated or otherwise modified.

“One Washingtonian Improvements” means all on-site and off-site improvements to the One Washingtonian Land for an approximate 321,007 square foot office building located on the One Washingtonian Land, together with all fixtures, tenant improvements and appurtenances now or later to be located on the One Washingtonian Land and/or in such improvements.

“One Washingtonian Land” means the land described in and encumbered by the One Washingtonian Mortgage.

“One Washingtonian Property” means the real and personal property conveyed and encumbered by the One Washingtonian Mortgage.

“Ongoing Debt Service Coverage Ratio” means the ratio of Net Operating Income to Debt Service for the Calculation Period as of the applicable Test Date.

“Operating Expenses” means, with respect to any period of time for any Property, the total of all expenses actually paid or payable, computed on an annualized basis in accordance with GAAP, of whatever kind relating to the ownership, operation, maintenance or management of such Property, including utilities, ordinary repairs and maintenance, insurance premiums, ground rents, if any, license fees, Taxes, advertising expenses, payroll and related taxes, management fees equal to the greater of 3% of Actual Operating Revenue or the management fees actually paid under any management agreement, operational equipment or other lease payments as approved by Lender, but specifically excluding depreciation and amortization, impairments, income taxes, debt service on the Loan, any item of expense that would otherwise be covered by the provisions hereof but which is paid by any tenant under such tenant’s Lease or other agreement provided such reimbursement by tenant is not included in the calculation of Actual Operating Revenue. Operating Expenses shall be subject to appropriate seasonal and other adjustments which are either (i) recommended by Borrower and approved by Lender in Lender’s reasonable discretion, or (ii) otherwise made by Lender in Lender’s reasonable discretion.

“Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.

“Preston Commons” means KBSIII Preston Commons, LLC, a Delaware limited liability company.

“Preston Commons Deed of Trust” means the Deed of Trust, Assignment, Security Agreement and Fixture Filing of even date herewith given by Preston Commons to Lender to secure the Obligations, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Preston Commons Environmental Agreement” means the Environmental Indemnification and Release Agreement of even date herewith by and between Preston Commons and Lender pertaining to the Preston Commons Property, as the same may from time to time be extended, amended, restated or otherwise modified.

“Preston Commons Improvements” means all on-site and off-site improvements to the Preston Commons Land for an approximate 427,799 square foot office building located on the Preston Commons

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Land, together with all fixtures, tenant improvements and appurtenances now or later to be located on the Preston Commons Land and/or in such improvements.

“Preston Commons Land” means the land described in and encumbered by the Preston Commons Deed of Trust.

“Preston Commons Property” means the real and personal property conveyed and encumbered by the Preston Commons Deed of Trust.

“Property” means the Preston Commons Property, the Sterling Plaza Property and the One Washingtonian Property.

“Release Price” has the meaning set forth in Section 2.6 of this Agreement.

“Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of any Property or any part thereof, or arising from the use or enjoyment of such Property or any part thereof, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within such Property or any part thereof.

“Security Agreement (Reserve Account)” means a Pledge and Security Agreement and Control Agreement (Deposit Account), in form and substance reasonably satisfactory to Lender, to be entered into by Borrowers and Lender, pursuant to which Borrowers shall grant to Lender a lien on, and security interest in, the Reserve Account as additional security for the Obligations.

“Security Instruments” means the Preston Commons Deed of Trust, the Sterling Plaza Deed of Trust and the One Washingtonian Mortgage.

“State” means, with respect to the Preston Commons Property and the Sterling Plaza Property, the State of Texas, and with respect to the One Washingtonian Property, the State of Maryland.

“Sterling Plaza” means KBSIII Sterling Plaza, LLC, a Delaware limited liability company.

“Sterling Plaza Deed of Trust” means the Deed of Trust, Assignment, Security Agreement and Fixture Filing of even date herewith given by Sterling Plaza to Lender to secure the Obligations, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Sterling Plaza Environmental Agreement” means the Environmental Indemnification and Release Agreement of even date herewith by and between Sterling Plaza and Lender pertaining to the Sterling Plaza Property, as the same may from time to time be extended, amended, restated or otherwise modified.

“Sterling Plaza Improvements” means all on-site and off-site improvements to the Sterling Plaza Land for an approximate 313,609 square foot office building located on the Sterling Plaza Land, together with all fixtures, tenant improvements and appurtenances now or later to be located on the Sterling Plaza Land and/or in such improvements.

“Sterling Plaza Land” means the land described in and encumbered by the Sterling Plaza Deed of Trust.

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“Sterling Plaza Property” means the real and personal property conveyed and encumbered by the Sterling Plaza Deed of Trust.

“Survey” means a map or plat of survey of the Land which conforms with Lender’s survey requirements set forth in the Closing Checklist.

“Swap Contract” means any agreement, whether or not in writing, relating to any Swap Transaction, including, unless the context otherwise clearly requires, any form of master agreement (the “Master Agreement”) published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into prior to the date hereof or any time after the date hereof, between Swap Counterparty and any Borrower, together with any related schedule and confirmation, as amended, supplemented, superseded or replaced from time to time.

“Swap Counterparty” means Lender or an Affiliate of Lender, in its capacity as counterparty under any Swap Contract.

“Swap Transaction” means any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, note or bill option, interest rate option, forward foreign exchange transaction, cap transaction, collar transaction, floor transaction, currency swap transaction, cross-currency rate swap transaction, swap option, currency option, credit swap or default transaction, T-lock, or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, entered into prior to the date hereof or any time after the date hereof between Swap Counterparty and any Borrower so long as a writing, such as a Swap Contract, evidences the parties’ intent that such obligations shall be secured by any of the Security Instruments in connection with the Loan.

“Taxes” means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any communities facilities or other private district on any Borrower or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

“Tenant Improvements” means improvements, fixtures and equipment associated with any of the Leases, the construction or installation of which Lender has agreed to finance in accordance with Section 3 of Schedule 2 of this Agreement.

“Termination Fee Deposit” shall have the meaning set forth in Section 4.17.

“Test Date” means June 30 and December 31 of each year, commencing on December 31, 2013.

“TILC Holdback” means Loan proceeds in the amount of $8,800,000 to be advanced by Lender for costs and expenses of Tenant Improvements and Leasing Commissions in accordance with the terms and conditions of Schedule 2.

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Schedule 2

Holdback for Tenant Improvements and Leasing Commissions

1.       Compliance with Laws; Plans and Specifications; Correction of Construction Work.

Each Borrower shall use commercially reasonable efforts to ensure that all of the Tenant Improvements constructed by such Borrower are constructed in accordance with all applicable (whether present or future) Laws. Upon request of Lender, each Borrower shall deliver to Lender copies of plans and specifications for all tenant improvement to the extent available to such Borrower. Prior to commencing any construction of any Tenant Improvements, the applicable plans and specifications shall be approved by all applicable Governmental Authorities and any tenant (if applicable). Promptly following any demand by Lender, Borrower shall correct or cause the correction of any work that fails to comply with the requirements of this Section 1 of Schedule 2 and any material departures or deviations from the applicable improvement plans and specifications not approved by Lender. Lender and its representatives shall have access to each Property at all reasonable times and upon no less than twenty-four (24) hours prior notice, and shall have the right to enter the Property and to conduct such inspections thereof at their sole cost and expense, and subject to the rights of tenants under their leases, provided that if an Event of Default exists, such inspection shall be at Borrowers’ expense, as they shall deem necessary or desirable for the protection of the interests of Lender.

2.       Building Permits; Other Permits.

All building, construction and other permits necessary or required in connection with the construction of any Tenant Improvements must be issued prior to the commencement of construction of any of the same. Borrowers shall pay, or cause to be paid, all required fees in connection with such permits.

3.       Advances for Tenant Improvements.

So long as no Default or Event of Default shall exist, Lender shall make advances from the TILC Holdback for Tenant Improvements in an aggregate amount not to exceed $5,400,000, allocated to the Properties as follows: (a) $1,940,000.00 is allocated to Tenant Improvements for the Preston Commons Property, (b) $3,460,000.00 is allocated to Tenant Improvements for the Sterling Plaza Property, and (c) $0.00 is allocated to Tenant Improvements for the One Washingtonian Property. Funds allocated to Tenant Improvements for any Property may not be used for Tenant Improvements at any other Property or for any other purpose. Advances from the TILC Holdback for Tenant Improvements shall be made not more frequently than monthly based on draw requests signed by an Authorized Signer in the form of Schedule 3 or in another form approved by Lender. Each draw request for Tenant Improvements shall, if required by Lender and to the extent applicable, be set forth on AIA Forms G702 and G703 or another form reasonably approved by Lender, and shall be accompanied by (i) invoices, receipts or other evidence reasonably satisfactory to Lender verifying the costs for which Loan proceeds are being requested, and (ii) if required by Lender, affidavits, lien waivers and/or releases from all parties who furnished materials and/or services in connection with the requested payment. Advances from the TILC Holdback for Tenant Improvements shall not exceed $25.00 per square foot of net rentable area of the Preston Commons Property, $25.00 per square foot of net rentable area of the Sterling Plaza Property, or $35.00 per square foot of net rentable area of the One Washingtonian Property (which advances for costs of Tenant Improvements for the One Washingtonian Property shall only be made in the event funds allocated to the Preston Commons Property or the Sterling Plaza Property are not fully utilized at any time during the term of the Loan and are reallocated with Lender’s prior written consent (not to be unreasonably withheld) to pay for Tenant Improvement costs for the One Washingtonian Property). At

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Borrowers’ option, Lender shall make a single advance from the TILC Holdback for Tenant Improvements under a specified Lease or Lender shall make periodic advances from the TILC Holdback for Tenant Improvements as construction progresses, subject to such retainage requirements as Lender in its reasonable judgment may impose. Lender may require an inspection of the applicable Property under Section 1 above in order to verify completion of Tenant Improvements prior to making any such advance. Lender shall not be obligated to make the final advance of the Loan from the TILC Holdback for Tenant Improvements under a given Lease unless the following conditions shall have been satisfied, to the extent required by Lender:

(a)       Lender shall have received such evidence as Lender may reasonably require that construction has been completed in a good and workmanlike manner, in accordance with applicable requirements of all Governmental Authorities and substantially in accordance with tenant improvement plans and specifications satisfactory to Lender;

(b)       To the extent required by applicable Governmental Authorities for the use and occupancy of the Tenant Improvements, certificates of occupancy and other applicable permits and releases shall have been issued with respect to the Tenant Improvements and copies thereof shall have been furnished to Lender to the extent requested by Lender;

(c)       A valid notice of completion shall have been recorded if required under the laws of the applicable jurisdiction;

(d)       If requested by Lender, Lender shall have received, from the tenant accepting the work, a tenant estoppel certificate confirming acceptance of the work; provided that if the applicable Borrower is unable to obtain such tenant estoppel certificate after using commercially reasonable efforts to obtain the same for a period of ten (10) Business Days, Lender shall make the requested advance so long as all other applicable conditions have been satisfied; and

(e)       Lender shall have received a satisfactory endorsement to its title insurance policy (to the extent available and to the extent requested by Lender).

4.       Leasing Commissions.

So long as no Default or Event of Default shall exist, Lender shall make advances from the TILC Holdback for Leasing Commissions in an aggregate amount not to exceed $3,400,000, allocated to the Properties as follows: (a) $1,030,000.00 is allocated to Leasing Commissions for the Preston Commons Property, and (b) $2,370,000.00 is allocated to Leasing Commissions for the Sterling Plaza Property. Funds allocated to Leasing Commissions for any Property may not be used for Leasing Commissions at any other Property or for any other purpose. Each disbursement request for Leasing Commissions exceeding One Hundred Thousand Dollars ($100,000) shall be accompanied by evidence satisfactory to Lender that such Leasing Commissions are then due and payable or have been properly paid, including, if required by Lender, receipts, lien waivers and/or releases from the party or parties entitled to all or any portion of such Leasing Commissions.

5.       Reliance.

In making any advance from the TILC Holdback, Lender shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office, contractor, broker or insurance company or agent without any inquiry into the accuracy thereof and without any inquiry to the accuracy, validity, enforceability or contestability of any cost, expense, commission, assessment, lien or title or

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claim thereof. If an Event of Default has occurred and is continuing, Lender reserves the right to make any advance from the TILC Holdback directly to the party furnishing materials and/or services.

6.       Condition to All Advances.

If, in the reasonable opinion of Lender, the prospect of payment or performance of all or any part of the Obligations has been impaired because of a material adverse change in the financial condition, results of operations, business or properties of any Borrower or Guarantor, Lender shall have no obligation to make any advance of Loan proceeds from the TILC Holdback, provided that Lender has delivered to Borrowers written notice of such determination.

7.       Account for Funding Advances.

Subject to Lender’s right to advance Loan proceeds as provided in this Agreement, Lender may make advances from the TILC Holdback into the Checking Account. Each Borrower hereby irrevocably authorizes Lender to deposit any advance to the credit of Borrowers in that account, by wire transfer or other deposit. Each Borrower further irrevocably authorizes Lender to pay and reimburse itself for any Expenses incurred by Lender by debit to such account. This account shall be used solely for the payment of costs and other purposes associated with the construction of the Tenant Improvements, the payment of Leasing Commissions and/or the Loan, and shall not be used for any other purpose.

8.       Lender’s Rights and Remedies on Default.

Upon the occurrence, and during the continuance, of any Event of Default, Lender shall have the right, in addition to any other rights or remedies available to Lender, to exercise any one or more of the following rights and remedies:

(a)       Lender may terminate its obligation to advance any further principal of the Loan by Notice to Borrowers.

(b)       Lender may apply any undisbursed Loan proceeds to the satisfaction of the conditions of the Loan Documents, irrespective of the allocation of such Loan proceeds as set forth above.

(c)       Lender may make advances directly to the property manager. The execution of this Agreement by each Borrower shall, and hereby does, constitute an irrevocable authorization so to advance the proceeds of the Loan. No further direction or authorization from any Borrower shall be necessary to warrant such direct advances. Each advance shall be secured by the Security Instruments and shall satisfy the obligations of Lender hereunder to the extent of the amount of the advance.

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Schedule 3

Form of Draw Request

[BORROWERS’ LETTERHEAD]

DRAW REQUEST NO.

TO: BANK OF AMERICA, N.A. (“Lender”)

LOAN NO.
PROJECT	[Preston Commons] [Sterling Plaza] [One Washingtonian]
LOCATION	[Dallas, Texas] [Gaithersburg, Maryland]

BORROWER(S)	KBSIII Preston Commons, LLC, a Delaware limited liability company
KBSIII Sterling Plaza, LLC, a Delaware limited liability company
KBSIII One Washingtonian, LLC, a Delaware limited liability company

FOR PERIOD ENDING

In accordance with the Term Loan Agreement in the amount of $170,760,000 dated June     , 2013 between Borrowers and Lender, Borrowers request that $                                         be disbursed from Loan proceeds in the TILC Holdback. The proceeds should be credited to the account of                                 , Account No.                     , at                                 .

TOTAL DRAW REQUEST                 $

[Optional language to appoint a new Authorized Signer for draw requests:]

                      is hereby designated and authorized to sign future draw requests on behalf of Borrowers in connection with the Loan. Lender shall be entitled to rely on draw requests given by such Person(s) until this authorization is revoked by Borrowers in writing.

[Optional language to appoint an authorized person to give rate election notices under the Note:]

                      is hereby designated as being authorized to give Rate Election Notices (as defined in the Note) on behalf of Borrowers under the Note. Lender shall be entitled to rely on Rate Election Notices given by such Person(s) until this authorization is revoked by Borrowers in writing.

AUTHORIZED SIGNER:

Dated:

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Schedule 4

Leasing and Tenant Matters

1.	Representations and Warranties of Borrowers Regarding Leases.

Each Borrower represents and warrants that such Borrower has delivered (or will deliver within thirty (30) days of the date of recording of the Security Instruments) to Lender such Borrower’s standard form of tenant lease and copies of all Leases and any guaranty(ies) thereof, affecting any part of the Improvements of such Borrower, together with a rent roll for the Property of such Borrower, and no such Lease or guaranty contains any option or right of first refusal to purchase all or any portion of such Property or any present or future interest therein. Notwithstanding anything to the contrary in this Section 1 of this Schedule 4, Borrowers will use commercially reasonable efforts to deliver to Lender, within sixty (60) days of the date of recording of the Security Instruments, One Washingtonian’s standard form of tenant lease for the One Washingtonian Property.

2.	Covenants of Borrowers Regarding Leases and Rents.

Each Borrower covenants that such Borrower (a) will observe and perform all of the obligations imposed upon the landlord in the Leases and will not do or permit to be done anything to impair the security thereof; (b) will use its best efforts to enforce or secure, or cause to be enforced or secured, the performance of each and every obligation and undertaking of the respective tenants under the Leases and will appear in and defend, at such Borrower’s sole cost and expense, any action or proceeding arising under, or in any manner connected with, the Leases; (c) will not collect any of the Rents more than thirty (30) days in advance of the time when the same become due under the terms of the Leases; (d) will not discount any future accruing Rents; (e) without the prior written consent of Lender, will not execute any assignment of the Leases or the Rents; (f) except as expressly permitted under this Agreement, will not modify the rent, the term, the demised premises or the common area maintenance charges under any of the Leases, or add or modify any option or right of first refusal to purchase all or any portion of the Property of such Borrower or any present or future interest therein, or surrender, cancel or terminate any Lease, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed); and (g) will execute and deliver, at the request of Lender, all such assignments of the Leases and Rents in favor of Lender as Lender may from time to time reasonably require.

3.	Leasing Guidelines.

Except as expressly permitted under this Agreement, no Borrower shall enter into any Lease of space in the Improvements of such Borrower unless approved or deemed approved by Lender prior to execution (which consent shall not be unreasonably withheld, conditioned or delayed). Each Borrower’s standard form of tenant lease, and any revisions thereto, must have the prior written approval of Lender. Lender shall be “deemed” to have approved any Lease that: (a) is on the standard form lease approved by Lender with no deviations except as approved by Lender (subject to modifications to address customary lease modifications in the marketplace); (b) is entered into in the ordinary course of business with a bona fide unrelated third party tenant, and the applicable Borrower, acting in good faith and exercising due diligence, has determined that the tenant is financially capable of performing its obligations under the Lease; (c) is received by Lender, together with any guaranty(ies) and financial information received by the applicable Borrower regarding the tenant and any guarantor(s), within fifteen (15) days after execution; (d) reflects an arm’s length transaction; (e) contains no option or right of first refusal to purchase all or any portion of any Property or any present or future interest therein; (f) requires the tenant to execute and deliver to Lender an estoppel certificate in form and substance reasonably acceptable to Lender within thirty (30) days after notice from Lender; and (g) does not cover in excess of

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twenty-five percent (25%) of the aggregate net rentable area of the applicable Improvements or have a rental rate that is less than (i) $26.50 per square foot per year (on a full service basis) with respect to the Preston Commons Property, (ii) $25.65 per square foot per year (on a full service basis) with respect to the Sterling Plaza Property, or (iii) $30.60 per square foot per year (on a full service basis) with respect to the office space at the One Washingtonian Property. Borrowers shall provide to Lender a correct and complete copy of each Lease, including any exhibits, and any guaranty(ies) thereof, prior to execution unless the Lease meets the foregoing requirements for “deemed” approval by Lender. Borrowers shall pay all reasonable costs incurred by Lender in reviewing and approving Leases and any guaranties thereof, and also in negotiating subordination agreements and subordination, nondisturbance and attornment agreements with tenants, including reasonable attorneys’ fees and costs.

For Leases that require Lender’s approval, Borrowers shall provide Lender with a copy of the letter of intent (“LOI”) for each proposed Lease and, to the extent available, with financial information on the proposed tenant to aid Lender in determining whether it will consent thereto. A proposed LOI shall be deemed approved by Lender unless Lender disapproves such LOI in writing within five (5) Banking Days after such LOI is submitted to Lender for approval. Upon approval (or deemed approval) of the LOI, no further approval will be required by Lender and Lender will have granted its consent to the Lease that results from the LOI so long as such Lease is on the applicable Borrower’s standard form of tenant lease approved by Lender (which lease form may be modified to address customary lease modifications in the marketplace), and the business terms in the Lease are not materially different from the terms outlined in the approved (or deemed approved) LOI.

In the event a Borrower satisfies all of the conditions of this Section 3 with respect to any Lease, Lender’s consent to such Lease shall not be required.

4.	Delivery of Leasing Information and Documents.

From time to time upon Lender’s request, each Borrower shall promptly deliver to Lender (a) complete executed copies of each Lease, including any exhibits thereto and any guaranty(ies) thereof, (b) a complete rent roll of the Property of such Borrower, together with such operating statements and leasing schedules and reports as Lender may reasonably require, (c) any and all financial statements of the tenants, subtenants and any lease guarantors to the extent available to such Borrower, and (d) such other information regarding tenants and prospective tenants and other leasing information as Lender may reasonably request (to the extent available to such Borrower). Each Borrower shall use commercially reasonable efforts to deliver to Lender such estoppel certificates, subordination agreements and/or subordination, non-disturbance and attornment agreements executed by such tenants as Lender may reasonably require and subject to the terms of the applicable leases and form estoppels and subordination agreements attached thereto.

Upon a Borrower’s request, Lender agrees to execute a subordination agreement with respect to any Lease, provided that the subordination agreement must be in form and substance acceptable to Lender.

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Schedule 5

Swap Contracts

1.        Swap Documentation.    If any Borrower elects to enter into a Swap Contract, within the timeframes required by Lender and Swap Counterparty, each Borrower shall deliver to Swap Counterparty the following documents and other items, executed and acknowledged as appropriate, all in form and substance satisfactory to Lender and Swap Counterparty: (a) Master Agreement in the form published by the International Swaps and Derivatives Association, Inc. and related schedule in the form agreed upon between such Borrower and Swap Counterparty; (b) a confirmation under the foregoing, if applicable; (c) the Guaranty; (d) if such Borrower is anything other than a natural person, evidence of due authorization to enter into transactions under the foregoing Swap Contract with Swap Counterparty, together with evidence of due authorization and execution of any Swap Contract; and such other title endorsements, documents, instruments and agreements as Lender and Swap Counterparty may require to evidence satisfaction of the conditions set forth in this Section 1 of Schedule 5.

2.        Conveyance and Security Interest.    To secure Borrowers’ Obligations, each Borrower hereby transfers, assigns and transfers to Lender, and grants to Lender a security interest in, all of such Borrower’s right, title and interest, but not any of their obligations, duties or liabilities for any breach, in, under and to the Swap Contract, any and all amounts received by such Borrower in connection therewith or to which such Borrower is entitled thereunder, and all proceeds of the foregoing.

3.        Cross-Default.    It shall be an Event of Default under this Agreement if any Event of Default occurs as defined under any Swap Contract as to which any Borrower is the Defaulting Party, and the same is not cured, or any amounts payable with respect to such Event of Default are not paid, within thirty (30) days after notice of such Event of Default has been delivered to Borrower. As used in this Section, the term “Defaulting Party” has the meanings ascribed to it in the Swap Contract.

4.        Remedies; Cure Rights.    In addition to any and all other remedies to which Lender and Swap Counterparty are entitled at law or in equity, Swap Counterparty shall have the right, to the extent so provided in any Swap Contract or any Master Agreement relating thereto, (a) to declare an event of default, termination event or other similar event thereunder and to designate an Early Termination Date as defined under the Master Agreement, and (b) to determine net termination amounts in accordance with the Swap Contract and to setoff amounts between Swap Contracts. Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of any Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under any Swap Contract or to protect the rights of any Borrower or Swap Counterparty thereunder; provided, however, that before the occurrence of an Event of Default under this Agreement, Lender shall give prior written notice to the applicable Borrower before taking any such action. For this purpose, each Borrower hereby constitutes Lender its true and lawful attorney-in-fact with full power of substitution, which power of attorney is coupled with an interest and irrevocable, to exercise, at the election of Lender, any and all rights and remedies of any Borrower under the Swap Contract, including making any payments thereunder and consummating any transactions contemplated thereby, and to take any action that Lender may deem proper in order to collect, assert or enforce any claim, right or title, in and to the Swap Contract hereby assigned and conveyed, and generally to take any and all such action in relation thereto as Lender shall deem advisable. Lender shall not incur any liability if any action so taken by Lender or on its behalf shall prove to be inadequate or invalid. Each Borrower expressly understands and agrees that Lender is not hereby assuming any duties or obligations of such Borrower to make payments to Swap Counterparty under any Swap Contract or under any other Loan Document. Such payment duties and obligations remain the responsibility of the applicable Borrower notwithstanding any language in this Agreement.

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5.	Automatic Deduction and Credit.

(a)        At all times when any Swap Contract is in effect, the Borrower which is a party to such Swap Contract shall maintain the Checking Account in good standing with Lender. Each Borrower hereby grants to Lender and Swap Counterparty a security interest in any such Checking Account. Each Borrower is granting this security interest to Lender and Swap Counterparty for the purpose of securing the Obligations.

(b)        At all times when any Swap Contract is in effect, all monthly payments owed by Borrowers under the Note will be automatically deducted on their due dates from the Checking Account (or any other account designated by a Borrower). Lender is hereby authorized to apply the amounts so debited to Borrowers’ obligations under the Loan. Notwithstanding the foregoing, Lender will not automatically deduct the principal payment at maturity from the Checking Account (or any other account designated by a Borrower).

(c)        At all times when any Swap Contract is in effect, all payments owed by any Borrower under any Swap Contract will be automatically deducted on their due dates from the Checking Account (or any other account designated by a Borrower). The preceding sentence includes each Borrower’s authorization for Lender to debit from the Checking Account (or any other account designated by a Borrower) any monetary obligation owed by such Borrower to Swap Counterparty following any Early Termination Date, as defined under the Master Agreement. Swap Counterparty is hereby authorized to apply the amounts so debited to the obligations of any Borrower under the applicable Swap Contract.

(d)        Lender will debit the Checking Account (or any other account designated by a Borrower) on the dates the foregoing payments become due; provided, however, that if a due date does not fall on a Banking Day, Lender will debit the Checking Account (or any other account designated by a Borrower) on the first Banking Day following such due date.

(e)        Each Borrower shall maintain sufficient funds on the dates when Lender enters debits authorized by this Agreement. If there are insufficient funds in the Checking Account (or any other account designated by a Borrower) on any date when Lender enters any debit authorized by this Agreement, without limiting Lender’s other remedies in such an event, the debit will be reversed in whole or in part, in Lender’s sole and absolute discretion, and such amount not debited shall be deemed to be unpaid and shall be immediately due and payable in accordance with the terms of the Note and/or the Swap Contract, as applicable.

(f)        So long as there is no Event of Default existing under this Agreement or any Swap Contract, Lender will automatically credit the Checking Account (or any other account designated by a Borrower) for payments owed by Swap Counterparty under the Swap Contract. Lender will credit the Checking Account (or any other account designated by a Borrower) on the dates the foregoing payments become due; provided, however, that if a due date does not fall on a Banking Day, Lender will credit the Checking Account (or any other account designated by a Borrower) on the first Banking Day following such due date.

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Schedule 6

[Intentionally Omitted]

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Schedule 7

Form of Confidentiality Agreement

(See Attached)

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Non-Disclosure Agreement

This Non-Disclosure Agreement (this “Agreement”) is made this      day of             , 20    , by and among KBSIII REIT Acquisition VIII, LLC, a Delaware limited liability company (“KBS REIT VIII”), KBSIII REIT Acquisition IX, LLC, a Delaware limited liability company (“KBS REIT IX”), KBSIII REIT Acquisition X, LLC, a Delaware limited liability company (“KBS REIT X”), KBS Limited Partnership III, a Delaware limited liability partnership (“KBS LP III”), KBS Real Estate Investment Trust III, Inc., a Maryland corporation (“KBS III Inc.”), KBS Capital Advisors LLC, a Delaware limited liability company (“KBS CA”), and                     , a                              (the “Recipient”) (KBS REIT VIII, KBS REIT IX, KBS REIT X, KBS LP III, KBS III Inc. and KBS CA are collectively referred to as “KBS”; Recipient and KBS are sometimes referred to in this Agreement individually as a “Party” or collectively as the “Parties”).

KBS and Recipient wish to have discussions during which Recipient may be exposed to important business and/or technical information which is the property of KBS. Such disclosures may be in the form of written materials, by oral disclosure, or through learned observation, and may include certain plans, designs, data, operations, financial positions and projections, business and technical information, trade secrets, techniques, methods, supplier and vendor contacts and methods, development plans, acquisition plans, financing options and plans, profit margins, services, proprietary information, and other confidential information. Much of this information is the result of substantial expenditures of time, money, technical expertise, and resources. And KBS considers this information confidential and/or a trade secret. The unauthorized use or disclosure of this information could cause significant harm to KBS’s business. For this reason and in consideration of the mutual covenants contained in this Agreement and the disclosure of confidential information to Recipient, the Parties agree as follows:

1.     Definitions. For purposes of this Agreement, the following definitions apply:

1.1    “Confidential Information” means KBS’s non-public, confidential and proprietary information and specifically includes, but is not necessarily limited to, the following: (A) plans, data, operations, financial positions, historical performance and projections, business and technical information, techniques, methods, supplier and vendor contacts, development plans, acquisition plans, financing options and plans, profit margins, services, methodologies, techniques, designs (architectural or otherwise), specifications, tenant lists, tenant information, leasing plans or strategies, market information, marketing plans, personnel information, other financial information, business strategies, rent and pricing policies, contractual relations with customers and suppliers, business acquisition plans, business opportunities, new personnel acquisition plans, and information, books, records, patent applications, proprietary information, and other confidential information and know-how relating to the business of KBS; (B) information received by KBS from third parties under confidential conditions, which information is identified by KBS as being subject to such conditions; and (C) KBS’s Trade Secrets. Confidential Information does not include any information that: (W) is or subsequently becomes publicly available without the Recipient’s breach, directly or indirectly, of any obligation owed to KBS; (X) became known to the Recipient prior to KBS’s disclosure of such information to the Recipient as can be proven by Recipient’s written records; (Y) became known to the Recipient from a source other than KBS other than by the breach of an obligation of confidentiality owed to KBS; or (Z) is independently developed, without any use of KBS’s Confidential Information, by the Recipient as evidenced by its written records.

1.2    “Trade Secrets” means information that: derives economic value, actual or potential, from not being generally known to, or readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and that is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2.    Obligations of Recipient. Recipient covenants and agrees that:

2.1    It will hold all Confidential Information in trust and in the strictest confidence and protect it in accordance with a standard of care that shall be no less than the care it uses to protect its own information of like importance but in no event with less than reasonable care;

2.2    It will not use, copy, or disclose, or permit any unauthorized person access to, any Confidential Information without KBS’s permission, to be granted or withheld in KBS’s sole discretion, and provided that

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any existing confidentiality notices are included in such reproductions or, if no such notices are included, “Confidential” or some similar notice is stamped on the Confidential Information;

2.3    It may only disclose Confidential Information to its directors, officers, employees, consultants, insurers, reinsurers, auditors, regulators, attorneys and agents (“Representatives”) provided such Representatives (i) have a need to know and (ii) are informed, directed and obligated by Recipient to treat such Confidential Information in accordance with the obligations of this Agreement. Recipient agrees to be liable for any breach of an obligation hereunder by any of its Representatives;

2.4    All Confidential Information, including all tangible embodiments, copies, reproductions and summaries thereof, and any other information and materials provided by KBS to the Recipient shall remain the sole and exclusive property of KBS.

2.5    It shall immediately report to KBS any use or disclosure by the Recipient’s employees or any other person of which the Recipient has knowledge of any portion of the Confidential Information without authorization from KBS, and will reasonably cooperate with KBS to help KBS regain possession of the Confidential Information and prevent its further unauthorized use.

2.6    Upon the written request of KBS, Recipient will effect the destruction of all memoranda, notes, records, tapes, documentation, disks, manuals, files, originals, copies, reproductions and summaries (in any form or format, including without limitation, copies resident in long or short-term computer storage devices) of, to the extent they concern or contain Confidential Information that are in Recipient’s possession, whether made or compiled by Recipient or furnished to Recipient by KBS; provided that Recipient, as a regulated entity, may retain the Confidential Information for the purposes of and for so long as required by any law, court or regulatory agency or authority or its internal compliance procedures. The confidentiality obligations of this Agreement shall continue to apply to such Confidential Information retained by Recipient or its Representatives for so long as Recipient or its Representatives retains such Confidential Information.

3.    Obligation of Recipient. The Recipient’s obligations to maintain the confidentiality of Confidential Information pursuant to Section 2 specifically include, but are not limited to, not disclosing Confidential Information to any persons or entities engaged in a field of business similar to KBS or in the non-traded REIT industry.

4.    Exception. The obligations of confidentiality imposed by this Agreement do not apply to any Confidential Information that is required to be disclosed pursuant to operation of law or legal process, governmental regulation or court order. If Recipient receives a court order or other governmental or administrative decree of appropriate and sufficient jurisdiction requiring disclosure of KBS’s Confidential Information, Recipient shall give KBS prompt notice prior to such disclosure, if legally permitted, in order to permit KBS, at its expense, to seek a protective order in the case of a court order or other governmental or administrative decree. Recipient agrees to reasonably cooperate with KBS, at KBS’s expense and subject to applicable law, to limit such disclosure. Recipient shall also reasonably cooperate with KBS in seeking a protective order subject to the payment by KBS of all out-of-pocket expenses incurred by the party providing such cooperation at the request of KBS. Recipient shall release only so much of KBS’s Confidential Information as Recipient’s counsel advises is required by such order.

5.    Duration. The restrictions on use and disclosure of Confidential Information shall survive for a period of two (2) years. However, with respect to Confidential Information that constitutes (i) a Trade Secret, or (ii) is retained by Recipient pursuant to the second clause of Section 2.6(ii) above, the confidentiality obligations set forth in this Agreement shall continue in effect for so long as such Confidential Information remains a Trade Secret, or is retained by Recipient, as applicable.

6.    No Warranties. KBS makes no warranties, express or implied, under this Agreement or by any Confidential Information disclosed to Recipient under this Agreement. All information disclosed hereunder is provided “as is.”

7.    No Licenses or Other Obligations. By disclosing information to the Recipient, KBS does not grant any express or implied rights or licenses to the Recipient with respect to any patents, copyrights, trademarks, Trade Secrets or other proprietary rights of KBS. Nothing in this Agreement shall obligate KBS to disclose any information to Recipient or to engage in any other business activity with Recipient.

8.    Representations and Covenants. Recipient represents, covenants, acknowledges, and agrees that:

8.1    It is aware and its Representatives have been advised that securities laws prohibit any person who has

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material non-public information about a public company from purchasing or selling securities of such company.

8.2    This Agreement (and any Confidential Information) is delivered upon the express condition that Recipient will not publicize in any manner whatsoever by way of interviews, responses to questions or inquiries, press releases or otherwise, any aspect or proposed aspect of the subject matter of the Confidential Information without prior notice to and approval of KBS, except as may otherwise be required by law.

9.    Threatened Breach; Breach; Remedies. In the event of any breach of this Agreement by Recipient, including, without limitation, the actual or threatened disclosure of Confidential Information without the prior express written consent of KBS, KBS will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, Recipient hereby agrees that KBS shall be entitled, without waiving any other rights or remedies, to seek specific performance of the Recipient’s obligations as well as such other injunctive relief as may be granted by a court of competent jurisdiction.

10.    Miscellaneous.

10.1    Severability. If any provision of this Agreement shall not be valid for any reason, such provision shall be entirely severable from, and shall have no effect upon, the remainder of this Agreement. Any such invalid provision shall be subject to partial enforcement to the extent necessary to protect the interest of KBS.

10.2    Governing Law; Forum. This Agreement shall be construed and controlled by the laws of the State of California without reference to the provisions governing conflict of laws, and both parties further consent to the exclusive jurisdiction by the state and federal courts sitting in the State of California of any dispute arising out of or related to this Agreement.

10.3    Enforcement by Successors or Assigns; Survivability. The covenants and agreements contained herein shall inure to the benefit of, and may be enforced by, any legal successors or assigns of each Party and shall survive any termination of the relationship between the Parties, whether such termination is at the instance of either Party, and regardless of the reasons therefore.

10.4    Amendment; Waiver. This Agreement, or any provision hereof, shall not be waived, changed or terminated except by a writing signed by an authorized officer of both Parties.

10.5    Counterparts. This Agreement may be executed in one or more counterparts, each of which will constitute an original, but all of which together constitute a single document. Any signature duly affixed to this Agreement and delivered by facsimile transmission shall be deemed to have the same legal effect as the actual signature of the person signing this Agreement, and any Party receiving delivery of a facsimile copy of the signed Agreement may rely on such as having actually been signed.

10.6    Merger. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement, except to the extent of existing non-disclosure agreements between the parties to which this Agreement supplements (but supersedes to the extent of any inconsistency therein).

10.7    No Implied Waiver. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of KBS, its agents, or employees, but only by an instrument in writing signed by an authorized officer of KBS. No waiver of any provision of this Agreement shall constitute a waiver of any other provision(s) or of the same provision on another occasion.

10.8    No Assignment. The Recipient may not assign its rights or obligations under this Agreement without the express written consent of KBS.

10.9    Headings and Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

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The parties hereto have executed this Agreement as of the date noted above.

Recipient Name:	KBS Capital Advisors LLC

By:	By:
Name (print):	Name (print):
Title:	Title:

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